Exhibit 10.33

NASSAU LAND COMPANY, L.P.

MULTI-TENANT INDUSTRIAL LEASE

THIS MULTI-TENANT INDUSTRIAL LEASE (“Lease”) dated July 31, 2013 for reference purposes only, is made and entered into by and between the Landlord and the Tenant identified in the Basic Provisions set forth below.  This Lease consists of the Basic Provisions together with the Attachments and Exhibits listed in Paragraph I of the Basic Provisions.

BASIC PROVISIONS

These Basic Provisions set forth certain information relevant and fundamental to the Standard Terms and Conditions upon which this Lease is made, and all information set forth in these Basic Provisions is subject to the provisions of the Standard Terms and Conditions of this Lease.

A.	Landlord

	(1)	Name of Landlord:	NASSAU LAND COMPANY, L.P.
a California limited partnership

	(2)	Landlord’s Trade Name:	Castilian Technical Center

	(3)	Landlord’s Address:	c/o The Towbes Group, Inc.
21 E. Victoria Street, Suite 200
Santa Barbara, California 93101

	(4)	Landlord’s Remit Address:	P.O. Box 20130
Santa Barbara, California 93120

B.	Tenant

	(1)	Name of Tenant(s):	Resonant Inc., a Delaware corporation

	(2)	Tenant’s Trade Name:	Resonant

	(3)	Tenant’s Mailing Address:	Prior to the Commencement Date:

460 Ward Drive, Suite D
Santa Barbara, CA 93111
Attn: Terry Lingren, CEO

After the Commencement Date:

110 Castilian Drive, Suite 100
Goleta, CA 93117
Attn: Terry Lingren, CEO

	(4)	Tenant’s Billing Address:	Prior to the Commencement Date:

Same as Mailing Address
Attn: Chief Financial Officer

After the Commencement Date:

Same as Mailing Address
Attn: Chief Financial Officer

C.                                 Leased Premises (Article 1)

(1)                              Description of Premises (Section 1.1)

(a)  The office space outlined on the Site Plan attached as Exhibit A known as 110 Castilian Drive, Suite 100 (herein, the “Premises”), located in the Castilian Technical Center situated at 110-150 Castilian Drive, in the City of Goleta, County of Santa Barbara, State of California (herein the “Project”).

(b)  Landlord and Tenant mutually agree that the square footage of the Premises is 3,608 square feet of leasable space.  The Project initially consists of three (3) buildings consisting of a total of approximately 64,057 square feet of leasable space.

(c)  The Building in which the Premises are situated initially consists of 26,639 square feet of leasable space and the Building is part of and included in the Project.

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(d)  Tenant’s proportionate share of Project Operating Expenses initially shall be five and sixty-three one hundredths percent (5.63%).

(e)  Tenant’s proportionate share of Building Operating Expenses initially shall be thirteen and fifty-four one hundredths percent (13.54%).

(2)                      Parking (Section 1.3)

(a)  Tenant shall have the right to the non-exclusive use of the common area parking lot of twelve (12) spaces at no charge to Tenant during the Lease Term and any Option Term.

(b)  Tenant’s employees may not use any common area parking spaces situated on the Premises other than those assigned to Tenant pursuant to subparagraph (a), above.

(3)                              Preparation of Premises; Occupancy (Section 1.4)

The Anticipated Completion Date for any work to be done by Landlord, as reflected on Exhibit B is September 1, 2013.

D.                                 Term of Lease (Article 2) )

(1)                              Effective Date:  Upon Lease execution.

(2)                              Commencement Date:  The day upon which Tenant has notified Landlord in writing that the Tenant Improvements, as reflected on Exhibit B, are substantially completed, or the day on which Tenant first opens for business if sooner, but in no event later than January 1, 2014; provided, however that the January 1 “drop dead” date for the Commencement Date shall be deferred one day for each day that Landlord fails to substantially complete Landlord’s Work on or before the Anticipated Completion Date (as defined herein).

(3)                              Term.  A period of three (3) years and two (2) full calendar months, measured from the first day of the first full calendar month following the Commencement Date; the last day of the Initial Term of this Lease shall be the last day of the thirty-eighth (38th) full calendar month following the Commencement Date.

E.                                  Rent (Article 3)

(1)                              Minimum Monthly Rent.  The sum of $1.50 per square foot per month payable in equal monthly installments of $5,412.00 due on or before the first day of each month (Section 3.1).    The Minimum Monthly Rent and reimbursement for Landlord’s Common Area and Total Operating Costs shall commence sixty (60) days following the Commencement Date.

(2)                              Adjustment to Minimum Monthly Rent (Section 3.1)  To be increased by three percent (3%) on the first (1st) day of the fifteenth (15th) full calendar month following the Commencement Date, and annually thereafter by three percent (3%).

(3)                              Late Processing Charge.  (Section 3.3)  The sum of five percent (5%) of each delinquent payment.

(4)                              Prepaid Rent. (Section 3.4)  $7,613.00, all of which shall be for the first full month of the Term for Minimum Monthly Rent and Tenant’s proportionate share of Landlord’s estimated Total Operating Costs.

(5)                              Security Deposit.  (Section 3.5)   $7,613.00.

F.                                   Landlord’s Common Area and Operating Costs (Article 7)

Tenant shall reimburse Landlord for Tenant’s proportionate share of Landlord’s Total Operating Costs in the manner and to the extent provided in Article 7 of the Standard Terms and Conditions.  Tenant’s monthly proportionate share of Landlord’s estimated Total Operating Costs for the Building and Project (including all utilities as per Section 10 of the Standard Terms and Conditions), for the year ending December 31, 2013 shall initially be $0.61 per square foot per month payable in monthly installments of $2,201.00.

G.                                Use by Tenant (Article 8)

Tenant shall use and occupy the Premises for administrative office and R&D labs and for no other purpose.

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H.                                 Insurance (Article 13)

(1) Liability Insurance Required of Tenant.  Tenant to provide its own liability insurance for bodily injury and property damage for the Premises with single limit coverage in the amount of:

☒ $2,000,000

☐ $_____

(2)  Endorsements.  Tenant shall procure and maintain throughout the term of the Lease the following policy endorsements with initial limits not less than those indicated below:

	YES	NO	AMOUNT

(a) Automobile Liability:	☒	☐	$1,000,000

(b) Plate Glass Insurance:	☒	☐	100% replacement cost.

(c) Boiler and Machinery Insurance	☐	☒	100% replacement cost.

(d) Rent Continuation:	☒	☐	In the amount of the Minimum Monthly Rent due hereunder for no less than twelve (12) months.

(e) Vandalism:	☒	☐	100% replacement cost.

(f) Tenant Fire Insurance:	☒	☐	100% replacement cost.

I.                                        Attachments and Exhibits: Tenant’s Financial Statement(s)

Landlord has delivered to Tenant, and Tenant hereby acknowledges receipt of, each of the following, which are incorporated into this Lease by reference (Landlord and Tenant to initial in applicable blank spaces):

Landlord	Tenant

Standard Terms and Conditions
Attachment 1: Rules and Regulations
		Exhibit A:	Site Plan
		Exhibit B:	Preparation of Premises
		~~Exhibit C:~~	~~Adjustment to Minimum Monthly Rent~~
~~Exhibit D~~:
		~~Exhibit E:~~	~~Guaranty of Tenant’s Obligations~~
		Exhibit F:	Real Estate Commissions
		Exhibit G:	Option to Renew
		~~Exhibit H:~~	~~Parking Allocation~~
		Exhibit I:	Sign Plan
~~Exhibit J:~~
		Exhibit K:	Supplemental Terms and Conditions
		Exhibit L :	Form Estoppel Certificate
		Exhibit M:	Commencement Memorandum
		Exhibit N:	Prohibited Uses
~~Exhibit O:~~
		Exhibit P:	Nondisturbance Agreement

Tenant has delivered to Landlord Tenant’s current financial statement (consisting of a Profit and Loss Statement and Balance Sheet) dated June 30, 2013; If so requested, Tenant agrees to provide Landlord no more than annually, within four (4) months after the end of Tenant’s fiscal year, with a financial statement (consisting of a Profit and Loss Statement and Balance Sheet) for said fiscal year certified by Tenant to be true and correct.  Landlord will keep

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confidential Tenant’s financial information and not use such information except for purposes contemplated by this Lease.

IN WITNESS WHEREOF, the parties hereto have executed this Lease on the date set forth opposite their respective names and respectively warrant that the persons executing this Lease are duty authorized and empowered to do so.

LANDLORD AND TENANT HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO.  THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LANDLORD AND TENANT WITH RESPECT TO THE PREMISES.

LANDLORD:

Date:	August 23, 2013	NASSAU LAND COMPANY, L.P., a California
limited partnership

		By:	Michael Towbes Construction & Development,
Inc., a California corporation, General Partner

			By:	/s/ Michael Towbes
Michael Towbes, President
Federal ID# 77-0371426

TENANT:

Date:	August 10, 2013	RESONANT INC., a Delaware corporation

		By:	/s/ Terry Lingren
Terry Lingren
		Its:		Chief Executive Officer

Federal ID #45-4320930

NOTICE TO PERSON(S) OBTAINING SIGNATURE(S) OF TENANT:

If Tenant or Tenant’s general partner is a corporation, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing.  If Tenant or Tenant’s general partner is a limited liability company, the authorized members or managers must sign on behalf of the company and indicate the capacity in which they are signing.  In either case, a certified copy of a resolution of the board of directors, members, or managers, as the case may be, authorizing execution of this Lease by the person(s) signing it, must be attached to this Lease.

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NASSAU LAND COMPANY, L.P.

MULTI-TENANT INDUSTRIAL LEASE

STANDARD TERMS AND CONDITIONS

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THE SUBMISSION OF THIS DOCUMENT FOR EXAMINATION AND NEGOTIATION DOES NOT CONSTITUTE AN OFFER TO LEASE, OR A RESERVATION OF, OR OPTION FOR, THE PREMISES; THIS DOCUMENT BECOMES EFFECTIVE AND BINDING ONLY UPON EXECUTION AND DELIVERY HEREOF BY LANDLORD.  NO ACT OR OMISSION OF ANY EMPLOYEE OR AGENT OF LANDLORD OR OF LANDLORD’S BROKER SHALL ALTER, CHANGE OR MODIFY ANY OF THE PROVISIONS HEREOF.

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NASSAU LAND COMPANY, L.P.

MULTI-TENANT INDUSTRIAL LEASE

STANDARD TERMS AND CONDITIONS

THESE STANDARD TERMS AND CONDITIONS constitute an integral part of this Multi-Tenant Industrial Lease.  Each reference in the Standard Terms and Conditions to information set forth in the Basic Provisions of this Lease shall be construed to incorporate all of the information to which reference is made.  Any conflict between these Standard Terms and Conditions and the information set forth in the Basic Provisions shall be controlled by the terms of these Standard Terms and Conditions.

1.            LEASED PREMISES

1.1         Description of Premises.   As used herein, the term “Premises” shall mean the office space described in the Basic Provisions, the boundaries and location of which are designated on the attached Site Plan (Exhibit A), which said Premises are now existing or will be part of the building containing the Premises (the “Building”) and are more fully described in Section C of the Basic Provisions.  Unless the context otherwise requires, the Premises shall include that portion of the Building and other improvements presently situated or to be constructed in the location so outlined on said Site Plan, and all fixtures heretofore or hereafter to be installed by Landlord therein, but shall exclude the roof and the exterior surface of all exterior walls of such Building and improvements, except as specifically allowed hereunder. The Premises, the Building, the Common Areas (as defined below), the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the “Project.”

1.2         Common Areas. Subject to Article 6 of this Lease, Landlord shall make available at all times during the Term of this Lease, such automobile parking and other common areas within the exterior boundaries of the land and Building of which the Premises are a part.  The term “Common Area(s)” shall mean all the portions of the Building which are not specifically leased or specifically available for lease to tenants and which have at the time in question been designated and improved for common use by or for the benefit of more than one tenant or concessionaire of the Building, including any of the following (the specific recitation of which shall not be deemed to limit the definition of “Common Area”):  the land and facilities utilized as parking areas; access and perimeter roads; truck passageways (which may be in whole or in part subsurface); arcades; landscaped areas; exterior walks; stairways; stairs; directory equipment; ramps; drinking fountains; toilets and other public facilities; and bus stations and taxi stands; but excluding any portion thereof when designated by Landlord for a noncommon use, provided any portion of the Building which was not included within the Common Area shall be so included when so designated and improved for common use.  All of the Common Area shall be subject to the exclusive control and management of Landlord or such other persons or nominees as Landlord may have delegated or assigned to exercise such management or control, in whole or in part, in Landlord’s place and stead. Except as otherwise set forth in the Lease, Tenant acknowledges that Landlord makes no representation or warranty whatsoever concerning the safety of the Common Area or the adequacy of any security system which is or may be instituted for the Common Area.  In no event shall Tenant have the right to sell or solicit in any manner in the Common Area.  As long as Tenant is not in default under this Lease beyond all applicable notice and cure periods, Tenant shall have the non-exclusive right to use in common with other tenants of the Building the common areas and facilities included in the Building together with such easements for ingress and egress as are necessary for Tenant’s use and occupancy of the Premises.

1.3         Parking Facilities.  Tenant acknowledges and agrees that any parking spaces provided by Landlord in and around the Building or Premises are solely for the convenience of the customers and employees of Tenant and of other tenants of the Building, and that no portion of any such parking facilities is reserved for Tenant, its employees or its customers unless otherwise specifically designated by Landlord in the Basic Provisions. Landlord expressly reserves the right to establish and enforce commercially reasonable rules and regulations throughout the Term of this Lease concerning the use of the parking area, and Landlord shall be entitled to tow away vehicles parked in violation of such rules. Tenant agrees that Tenant and its employees will not park in the parking area serving the Building except in that area, if any, specifically designated in writing by Landlord for that purpose.  Upon the request of Landlord, Tenant shall provide Landlord on a periodic basis with a current list of Tenant’s employees and their respective vehicle license numbers, and shall promptly notify Landlord of any changes in such list.

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1.4         Preparation of Premises; Occupancy.

1.4.1 Landlord agrees to perform the work identified in Exhibit B as Landlord’s work, and to cause the Premises to be ready for occupancy by Tenant on or before the Commencement Date set forth in the Basic Provisions.  The Premises shall be deemed ready for occupancy as of the date Landlord has notified Tenant in writing that Landlord has substantially completed all of the work required to be done by Landlord as reflected in Exhibit B, and the initial Term of this Lease shall commence on the date of such notice unless a different date is specified in the Basic Provisions.

1.4.2  If for any reason Landlord cannot deliver possession of the Premises to Tenant on the Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but the Term of this Lease shall be extended until the Premises are ready for occupancy by Tenant; provided, however, that if Landlord is unable to deliver possession of the Premises to Tenant within ninety (90) days after the Commencement Date, Tenant may terminate this Lease by giving written notice to Landlord and thereupon both parties hereto shall be relieved and discharged of all liability hereunder.

1.5         Reserved Rights.  After providing Tenant with twenty-four (24) hours prior notice, unless in the case of an emergency, Landlord reserves the right to enter the Premises for any reason upon such reasonable notice to Tenant and/or to undertake the following, all without abatement of rent or liability to Tenant:

1.5.1     Inspect the Premises and/or the performance by Tenant of the terms and conditions hereof;

1.5.2     Make such alterations, repairs, improvements or additions to the Premises as required hereunder; change boundary lines of the Common Areas;

1.5.3     Install, use, maintain, repair, alter, relocate or replace any pipes, ducts, conduits, wires, equipment and other facilities in the Building;

1.5.4     Grant easements on the Project;

1.5.5     Dedicate for public use portions thereof and record covenants, conditions and restrictions (“CC&Rs”) affecting the Project and/or amendments to existing CC&Rs which do not unreasonably interfere with Tenant’s use of the Premises or impose additional material monetary obligations on Tenant;

1.5.6     Change the name of the Project;

1.5.7     Affix reasonable signs and displays as well as post and maintain any notice deemed necessary by Landlord for the protection of its interest (including, without limitation, notices of nonresponsibility);

1.5.8     Show the Premises to prospective tenants during the last six (6) months of the Term.

2.            TERM OF LEASE

2.1         Initial Term.   The initial term of the Lease (the “Term”) shall begin on the Commencement Date specified in the Basic Provisions. Subject to extension or sooner termination as hereinafter provided, this Lease shall continue for the Term specified in the Basic Provisions. If the Term of this Lease begins on a day other than the first day of a calendar month, the initial Term of this Lease shall be adjusted to commence on the first day of the first full calendar month after the Commencement Date.

2.2         Possession.  Tenant’s possession of the Premises prior to the Commencement, if any, shall be subject to all the provisions of this Lease (except for the payment of Rent or Operating Costs) and shall not advance the expiration date.  Tenant shall within ten (10) business days acknowledge in writing the Possession Date in the form attached hereto as Exhibit M.

2.3         Rent Commencement Date.  Unless otherwise specified in the Basic Provisions, the “Rent Commencement Date” shall be the same date as the Commencement Date.  In the

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event the Commencement Date does not fall on the first (1st) day of a calendar month, Rent during any partial month shall be prorated on the basis of a thirty (30) day month, and shall be due and payable on or before the Commencement Date.

3.            RENT

3.1         Minimum Monthly Rent.

3.1.1     Tenant agrees to pay to Landlord a Minimum Monthly Rent, initially in the amount set forth in the Basic Provisions, during each month of the Term of this Lease.  Minimum Monthly Rent for a period constituting less than a full month shall be prorated on the basis of a thirty (30)-day month.

3.1.2     If so provided in the Basic Provisions, the Minimum Monthly Rent shall be adjusted at the times specified and in the manner provided in the Basic Provisions, and Tenant agrees to pay Landlord the Minimum Monthly Rent, as so adjusted, at the times and in the manner provided by this Lease.

3.1.3     Landlord shall have no obligation to notify Tenant of any increase, as set forth in the Basic Provisions, in Minimum Monthly Rent, and Tenant’s obligation to pay all Minimum Monthly Rent (and any increases) when due shall not be modified or altered by such lack of notice from Landlord.  Acceptance of a payment of Rent that is less than the amount then due shall not be a waiver of Landlord’s rights to the balance of such Rent, regardless of Landlord’s endorsement of or deposit of any check so stating.

3.2         Additional Rent.  All sums other than Minimum Monthly Rent which Tenant is obligated to pay under this Lease, including late charges and interest as set forth in Section 3.3 below, shall be deemed to be additional rent due hereunder, whether or not such sums are designated “additional rent.”  The term “Rent” means the Minimum Monthly Rent and all additional amounts payable by Tenant under the Lease (including, but not limited to, late charges and interest).  Acceptance of a payment of Rent that is less than the amount then due shall not be a waiver of Landlord’s rights to the balance of such Rent, regardless of Landlord’s endorsement of or deposit of any check so stating.

3.3         Time and Manner of Payment.

3.3.1     Tenant agrees that all Rent payable by Tenant hereunder shall be paid by Tenant to Landlord by check or certified funds not later than the close of business on the day on which first due, without any deduction, setoff, prior notice or demand.  All Rents shall be paid in lawful money of the United States at such place as Landlord shall designate to Tenant from time to time in writing.  Landlord agrees that Tenant may, at Tenant’s risk, use United States mail for delivery of Rent.  Landlord’s receipt and deposit of any check shall not constitute satisfaction of Tenant’s rental payment obligations until said check is paid in full by the bank upon which it is drawn.

3.3.2     Should Tenant fail to make any payment of Rent within five business (5) days of the date when such payment first becomes due, or should any check tendered in payment of Rent be returned to Landlord by Tenant’s bank for any reason, then Tenant shall pay to Landlord, in addition to such Rental payment, a late processing charge in the amount specified in the Basic Provisions, which the parties agree is a reasonable estimate of the amount necessary to reimburse Landlord for the damages and additional costs not contemplated by this Lease that Landlord will incur as a result of the delinquent payment or returned check, including processing and accounting charges and late charges that may be imposed on Landlord by its lender.  If Tenant fails to make payment within said five (5) day period, the entire amount then due, excluding  said late charge, shall thereafter bear interest at the then-current federal discount rate in San Francisco plus five percent (5%).  Should Tenant fail to make payment of any Rental payment(s) due hereunder within five (5) days of the date when such payment(s) first become due on three (3) occasions in any twelve (12) month period, Landlord, at its option, may require Tenant to prepay Rent on a quarterly basis thereafter.  Moreover, in the event any of Tenant’s checks are returned for insufficient funds or other reasons not the fault of Landlord, Tenant agrees to pay Landlord the sum of twenty-five dollars ($25.00) in addition to any Late Charge and Landlord shall have the right any time thereafter to require that all future payments due from Tenant under this Lease for the next three (3) month period be made by money order or by certified or cashier’s check.

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3.3.3     Landlord will apply Tenant’s payments first to accrued late charges and attorney’s fees, second to accrued interest, then to Minimum Monthly Rent and Common Area Expenses, and any remaining amount to any other outstanding charges or costs.

3.4         Prepaid Rent.  Tenant shall pay to Landlord upon execution of this Lease Prepaid Rent, if any, in the amount specified in the Basic Provisions, which shall be allocated toward the payment of rent for the months specified in the Basic Provisions.  If Tenant is not in default of any of the provisions of this Lease, beyond the applicable notice and cure periods, the Rent prepaid by Tenant for the last month of the Term of this Lease, if any, shall be reduced by the amount so allocated in the Basic Provisions.

3.5         Security Deposit.  Tenant shall deposit with Landlord upon execution of this Lease the amount specified in the Basic Provisions as a Security Deposit for the performance by Tenant of its obligation under this Lease. Tenant agrees that if Tenant defaults in its performance of this Lease, or in the payment of any sums owing to Landlord, or in the payment of any other sums required from Tenant under the provisions of this Lease, then Landlord may, but shall not be obligated to, use the Security Deposit, or any portion thereof, to cure such default or to compensate Landlord for any damage, including late charges and costs of enforcement, sustained by Landlord resulting from Tenant’s default or nonpayment.  If Landlord does so apply any portion of the Security Deposit, Tenant shall immediately pay Landlord sufficient cash to restore the Security Deposit to the amount of the then current Minimum Monthly Rent.  Upon any increase in Minimum Monthly Rent, Landlord may require the Security Deposit to be increased by the amount of the increase in Minimum Monthly Rent.  If Tenant is not in default at the expiration or termination of this Lease, Landlord shall return the unexpended portion of the Security Deposit to Tenant, without interest. Landlord’s obligations with respect to the Security Deposit shall be those of debtor, and not of a trustee, and Landlord shall be entitled to commingle the Security Deposit with the general funds of Landlord.

4.            INTENTION OF PARTIES

4.1         Negation of Partnership.  Nothing in this Lease is intended, and no provision of this Lease shall be construed, to make Landlord a partner of or a joint venturer with Tenant, or associated in any other way with Tenant in the Tenant’s operation of the Premises (other than the relationship of landlord and tenant), or to subject Landlord to any obligation, loss, charge or expense resulting from or attributable to Tenant’s operation or use of the Premises.

4.2         Real Estate Commissions.  Each party represents and warrants to the other that it has not utilized the services of any real estate broker or other person who could claim any fee or commission from the other (other than the person(s) identified on Exhibit F attached hereto) in connection with Tenant entering into this Lease.  Tenant warrants to Landlord that Tenant’s sole contact with Landlord or with the Premises in connection with this transaction has been directly with Landlord, Landlord’s Broker and Tenant’s Broker specified in Exhibit F, and that no other broker or finder can properly claim a right to a commission or a finder’s fee based upon contacts between the claimant and Tenant.  Subject to the foregoing, Tenant agrees to indemnify and hold Landlord harmless from any claims or liability, including reasonable attorneys’ fees, in connection with a claim by any person for a real estate broker’s commission, finder’s fee or other compensation based upon any statement, representation or agreement of Tenant, and Landlord agrees to indemnify and hold Tenant harmless from any such claims or liability, including reasonable attorneys’ fees, based upon any statement, representation or agreement of Landlord.

5.            PROPERTY TAXES AND ASSESSMENTS

5.1         Personal Property Taxes.  Tenant shall pay before delinquency all taxes assessed against any personal property and/or leasehold improvements of Tenant installed or located in or upon the Premises and that become payable during the Term of this Lease.  Tenant agrees to cooperate with Landlord to identify to the Assessor all Tenant improvements to the Premises.

5.2         Real Property Taxes.

5.2.1     In addition to all other Rent payable by Tenant hereunder, Tenant agrees to pay as additional Rent its proportionate share of Real Property Taxes levied and assessed against the Project, which are part and included in the initial estimated Operating Costs set forth in Section F of the Basic  Provisions of the Lease.  Real Property Taxes for any fractional portion of a calendar year included in the Lease Term shall be prorated on the basis of a 360-day year.  Real Property Taxes shall not include any of the following and Tenant shall not be obligated to pay, whether as additional rent or otherwise, any increase in Real Property Taxes

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resulting under Proposition 13 from reassessment of the Development (or any portion thereof) as a result of a sale or transfer of the Development (or any portion thereof) that occurs within the initial Term of the Lease.

5.2.2     Each year, Landlord shall notify Tenant of its proportionate share of the Real Property Taxes payable by Tenant hereunder and Tenant shall pay Landlord the amount payable by Tenant at the time and in the manner provided by Article 7 of this Lease.

5.2.3     Tenant’s proportionate share of Real Property Taxes shall be the ratio that the square footage of the Premises bears to the total leasable square footage of the Building and other improvements of which the Premises are a part, or if such Building and improvements are not separately assessed, the total leasable square footage of the buildings and improvements constituting the Project.  Tenant’s proportionate share on the Commencement Date as set forth in the in Section C of the Basic Provisions; said proportionate share is subject to adjustment periodically as of the time each installment of Real Property Taxes is due.

5.2.4     Tenant shall pay to Landlord Tenant’s proportionate share of the Real Property Taxes in each calendar year as part of the Operating Costs; provided, however, Landlord may, at its election, require that Tenant pay any increase in the assessed value of the Project based upon the value of the Tenant Improvements (as defined in Exhibit B), if any, relative to the value of the other improvements on or to the other buildings in the Project, as reasonably determined by Landlord.  Upon Tenant’s request, Landlord shall endeavor to provide Tenant with a breakdown of Landlord’s determination of Tenant’s increased share of Real Property Taxes resulting from the Tenant Improvements.

5.3         Definition of Real Property Taxes.  “Real Property Taxes” shall be the sum of the following:  all real property taxes; possessory interest taxes; business or license taxes or fees; present or future Mello-Roos assessments; service payments in lieu of such taxes or fees; annual or periodic license or use fees; excise, transit and traffic charges; housing fund assessments, open space charges, childcare fees, school, sewer and parking fees or any other assessments, levies, fees, exactions or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen (including fees “in-lieu” of any such tax or assessment) which are assessed, levied, charged, conferred or imposed by any public authority upon the Project (or any real property comprising any portion thereof) or its operations, together with all taxes, assessments or other fees imposed by any public authority upon or measured by any rent or other charges payable hereunder, including any gross receipts tax or excise tax levied by any governmental authority with respect to receipt of rental income, or, with respect to or by reason of the development, possession, any tax or assessment levied in connection with the leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; any documentary transfer taxes upon this transaction or any document to which Tenant is a party creating or transferring an interest in the Premises; together with any tax imposed in substitution, partially or totally, of any tax previously included within the aforesaid definition or any additional tax the nature of which was previously included within the aforesaid definition; together with any and all costs and expenses (including, without limitation, attorneys’, administrative and expert witness fees and costs) of challenging any of the foregoing or seeking the reduction in or abatement, redemption or return of any of the foregoing, but only to the extent of any such reduction, abatement, redemption or return.  All references to Real Property Taxes during a particular year shall be deemed to refer to taxes accrued during such year, including supplemental tax bills, regardless of when they are actually assessed and without regard to when such taxes are payable.  The obligation of Tenant to pay for supplemental taxes effective during the Term shall survive the expiration or early termination of this Lease.  Nothing contained in this Lease shall require Tenant to pay any penalties, interest and late charges attributable to Landlord’s delinquent payment of any  Real Property Taxes , franchise, corporate, estate or inheritance tax of Landlord, or any income, profits or revenue tax or charge upon the net income of Landlord or any documentary transfer tax.  All Real Property Taxes for the tax year in which the Term commences and for the tax year in which this Lease terminates shall be apportioned and adjusted so that Tenant shall not be responsible for taxes and assessments for a period of time occurring (a) prior to the Rent Commencement Date; or (b) after the Term ends, including any options or extensions of the initial Term.

6.            LANDLORD’S MANAGEMENT OF PROJECT

6.1         Management of Common Area and Project.  Provided that Tenant’s access to and use of the Premises in not unreasonably hindered or prevented, Landlord shall have the right, in Landlord’s sole discretion and expense, from time to time, to do any of the following:

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6.1.1     Make changes to the Common Area, including, without limitation, changes in the location, size, shape and number of driveways, entrances, exits, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscape areas, and walkways;

6.1.2     Close the Common Areas when and to the extent necessary for maintenance or renovation purposes or to prevent a dedication of any part thereof or the accrual of any rights therein in favor of the public or any third person;

6.1.3     Designate other land outside the boundaries of the Project to be part of the Common Area;

6.1.4     Install, use, maintain, repair, alter, relocate or replace any Common Area or to add additional buildings and improvements to the Common Area;

6.1.5     Use the Common Area while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof;

6.1.6     Remodel or renovate the buildings and improvements constituting the Project, and, in connection therewith, to install pipes, conduits, ducts and similar fixtures beneath or through the Premises, provided that such remodeling or renovation does not substantially change the size, dimension, configuration or nature of the Premises or substantially hinder the use of, or ingress and egress to, the Premises; and/or

6.1.7     Do and perform other such acts and make other such changes in, to or with respect to the Common Area and the Project as Landlord may, in the exercise of sound business judgment, deem to be appropriate or prudent.

6.2         Tenant’s Share.  Landlord reserves the right to adjust Tenant’s stated proportionate share (“Tenant Share”) of Project Operating Expenses and/or Building Operating Expenses provided at least one of the following conditions are met:

6.2.1     Where alterations to the Project or the Building result in changes in the Common Areas, the Building or the Project;

6.2.2     Tenant leases additional space within the Building or the Project.

6.3         Rules and Regulations.  Landlord shall have the right from time to time to promulgate, amend and enforce against Tenant and all persons upon the Premises, reasonable rules and regulations for the safety, care and cleanliness of the Common Area, Premises and the Project or for the preservation of good order; provided, however, that all such rules and regulations shall apply substantially equally and without discrimination to all tenants of Landlord in the Project.  Tenant agrees to conform to and abide by such rules and regulations, and a violation of any of them shall constitute a default by Tenant under this Lease subject to any notice and cure periods set forth in the Lease.  The current Rules and Regulations are attached to this Lease as Attachment 1.

7.            COMMON AREA EXPENSE AND OPERATING COSTS

7.1         Common Area Expenses.  Tenant shall pay monthly to Landlord Tenant’s Share of the Building Operating Expenses and Tenant’s Share of Project Operating Expenses in each calendar year.

7.2         Definition of Operating Expenses.  “Common Area Expenses” shall mean collectively the “Building Operating Expenses” and the “Project Operating Expenses”.

7.2.1     Building Operating Expenses.  “Building Operating Expenses” shall include all reasonable and necessary expenses incurred by Landlord in the ownership, operation, maintenance, repair and management of the Building in which the Premises are located, including, but not limited to the following:

(i) Non-structural repairs to and maintenance of the roof (and roof membrane), skylights and exterior walls of the Building (including painting);

(ii) The costs relating to the insurance maintained by Landlord with respect to the Building;

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(iii)          Maintenance contracts for heating, ventilation and air-conditioning (HVAC) systems and elevators, if any;

(iv)        Maintenance, monitoring and operation of the fire/life safety and sprinkler system;

(v)           Capital improvements made to or capital assets acquired for the Building after the Commencement Date that are intended to reduce Building Operating Expenses or are reasonably necessary for the health and safety of the occupants of the Building or are required under any governmental law or regulation, which capital costs, or an allocable portion thereof, shall be amortized over its useful life as commercially reasonable determined by Landlord, together with interest on the unamortized balance at the rate of seven percent (7%) per annum; and

(vi)        Any other commercially reasonable maintenance costs incurred by Landlord related to the Building and not related to the Project as a whole.

7.2.2    Exclusions from Building Operating Expenses. Building Operating Expenses shall not include the following expenses:

(i)                Replacement of or structural repairs to the roof or the exterior walls;

(ii)             Repairs to the extent covered by insurance proceeds or warranties, or paid by Tenant or other third parties; and

(iii)          Alterations solely attributable to tenants of the Project other than Tenant.

7.2.3    Project Operating Expenses.  “Project Operating Expenses” shall include all reasonable and necessary expenses incurred by Landlord in the ownership, operation, maintenance, repair and management of the Project and/or the Common Area, including, but not limited to the following:

(i)                Repair, maintenance, utility costs and landscaping of the Common Area, including, but not limited to, any and all costs of maintenance, repair and replacement of all parking areas (including bumpers, sweeping, and striping), loading and unloading areas, trash areas, common driveways, sidewalks, outdoor lighting, signs, directories, walkways, parkways, landscaping, irrigation systems, fences and gates and other costs which are allocable to the real property of which the Premises are a part;

(ii)             The costs relating to the insurance maintained by Landlord with respect to the Project;

(iii)          Trash collection, security services;

(iv)        Capital improvements made to or capital assets acquired for the Project after the Commencement Date that are intended to reduce Project Operating Expenses or are reasonably necessary for the health and safety of the occupants of the Project or are required under any governmental law or regulation, which capital costs, or an allocable portion thereof, shall be amortized over its useful life as commercially reasonable determined by Landlord, together with interest on the unamortized balance at the rate of seven percent (7%) per annum;

(v)           Real Property Taxes;

(vi)        All costs and fees incurred by Landlord in connection with the management of this Lease and the Premises, including the cost of those services which are customarily performed by a property management services company, together with the reimbursement of

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the management fees paid by Landlord for accounting and project management services relating to the Building(s) and the Project.  In no event shall these fees exceed either of the following: (i) the amount equal to four percent (4%) of the sum of the gross rents received by Landlord from all of the tenants in the Project; or (ii) the amount of fees actually paid by Landlord to an unaffiliated third-party property management company, if any, to provide property management services on Landlord’s behalf;  and

(vii)     Any other commercially reasonable maintenance costs incurred by Landlord related to the Project as a whole and not related solely to the Tenant or the Building in which the Premises are located.

7.2.4    Exclusions from Common Area Expenses. Notwithstanding anything in the definition of Common Area Expenses in the Lease to the contrary, Common Area Expenses shall not include the following, except to the extent specifically permitted by a specific exception to the following:

(i)                       Any ground lease rental;

(ii)                    Costs incurred by Landlord for the repair of damage to the Project, to the extent that Landlord is reimbursed by insurance proceeds;

(iii)                 Costs, including permit, license and inspection costs, incurred with respect to the installation of tenant or other occupants’ improvements in the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project;

(iv)               Depreciation, amortization and interest payments, except as provided herein and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party, where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party’s services;

(v)                  Marketing costs, leasing commissions, attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Project;

(vi)               Costs incurred by Landlord due to the violation by Landlord or any other tenant of the terms and conditions of any lease of space in the Project;

(vii)            Interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building or the Project (except as specifically permitted above);

(viii)         Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;

(ix)               Advertising and promotional expenditures and costs of signs in or on the Building or Project identifying the owner of the Building or Project or other tenants’ signs;

(x)                  Costs arising from Landlord’s charitable or political contributions;

(xi)               Costs for sculpture, paintings or other objects of art;

(xii)            Costs associated with the operation of the business of the entity which constitutes Landlord as the same are distinguished from the costs of operation of the Project, including accounting and legal

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matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Project, costs of any disputes between Landlord and its employees (if any) not engaged in Project operation, disputes of Landlord with Project management, or outside fees paid in connection with disputes with other tenants;

(xiii)         Costs of any “tap fees” or any sewer or water connection fees for the benefit of any particular tenant in the Project;

(xiv)       Any expenses incurred by Landlord for use of any portions of the Project  to accommodate events including, but not limited to shows, promotions, kiosks, displays, filming, photography, private events or parties, ceremonies, and advertising beyond the normal expenses otherwise attributable to providing Project services;

(xv)          Any entertainment, dining or travel expenses for any purpose;

(xvi)       Any flowers, gifts, balloons, etc. provided to any entity whatsoever, including, but not limited to, Tenant, other tenants, employees, vendors, contractors, prospective tenants and agents;

(xvii)    Any “finders fees”, brokerage commissions, job placement costs or job advertising costs;

(xviii)             Any “above-standard” cleaning, including, but not limited to construction cleanup or special cleanings associated with parties/events and specific tenant requirements in excess of service provided to Tenant, including related trash collection, removal, hauling and dumping;

(xix)       The cost of any magazine, newspaper, trade or other subscriptions;

(xx)          The cost of any training or incentive programs, other than for tenant life safety information services;

(xxi)       The cost of any “tenant relations” parties, events or promotion not consented to by an authorized representative of Tenant in writing; and

(xxii)    “In-house” legal fees.

7.3       Payments by Tenant.

7.3.1    Tenant shall pay to Landlord as additional Rent on the first day of each full calendar month of the Term of this Lease, Tenant’s monthly proportionate share of Landlord’s Estimated Expenses (as defined below).  If the Term of this Lease begins on a day other than the first day of a month, Tenant shall pay, in advance, its prorated share of the Landlord’s Estimated Common Area Expenses for such partial month.

7.3.2    Estimated Common Area Expenses.  “Estimated Expenses” for any particular year shall mean Landlord’s estimate of Common Area Expenses (or also “Operating Costs” as defined in the Basic Provisions) and Real Property Taxes for a calendar year.  Tenant shall pay Tenant’s Share (as set forth in the Basic Provisions) of the Estimated Expenses with installments of Minimum Monthly Rent in monthly installments of one-twelfth (1/12th) thereof on the first day of each calendar month during such year.  If at any time Landlord determines that Common Area Expenses and Real Property Taxes are projected to vary from the then Estimated Expenses, Landlord may, by notice to Tenant, revise such Estimated Expenses, and Tenant’s monthly installments for the remainder of such year shall be adjusted so that by the end of such calendar year Tenant has paid to Landlord Tenant’s Share of the revised Estimated Expenses for such year.

7.3.3    Adjustment.  “Common Area Expenses and Real Property Taxes Adjustment” (or “Adjustment”) shall mean the difference between Tenant’s Share of Estimated Expenses and Tenant’s Share of Common Area Expenses and Real Property Taxes for any

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calendar year. Total Common Area Costs (which are also defined as “Operating Costs” in the Basic Provisions) for any portion of an accounting period not included within the Term of this Lease shall be prorated on the basis of a 360-day year.  Within ninety (90) days after the end of each calendar year, or as soon as reasonably practicable thereafter,Landlord shall deliver to Tenant a statement of Tenant’s Share of Common Area Expenses and Real Property Taxes for such calendar year, accompanied by a computation of the Adjustment.  If Tenant’s Estimated Expense payments are less than Tenant’s Share, then Tenant shall pay the difference within thirty (30) days after receipt of such statement.  Tenant’s obligation to pay such amount effective during the Term shall survive the termination of this Lease.  If Tenant’s payments exceed Tenant’s Share, then Landlord shall credit such excess amount to the subsequent Rents due; provided, however, if Tenant is in default beyond all notice and cure periods set forth in the Lease, Landlord may, but shall not be required to, credit such amount to Rent arrearages.

7.3.4    Accounting Period.  The accounting period for determining Landlord’s Total Operating Costs shall be the calendar year, except that the first accounting period may be prorated and shall commence on the date the Lease Term commences and the last accounting period may also be prorated and shall end on the date the Lease Term expires or terminates.

7.4       Books and Records.  Landlord shall keep full and accurate books of account, records and other pertinent data regarding Common Area Expenses.  Such books, records and other pertinent data regarding such expenses shall be kept for a period of one (1) year after the delivery of the applicable annual reconciliation statement required under Section 7.3.3.  Provided Tenant is not in default under this Lease, beyond all notice and cure periods set forth in the Lease, Tenant or its designated representatives shall have the right to review, audit, and copy all documents and information pertaining to Common Area Expenses for a period of one (1) years following the receipt of Landlord’s Common Area Expense statement.  Tenant shall give Landlord no less than twenty (20) business days notice prior to commencing an audit, which audit shall take place during Landlord’s normal business hours, and all documents shall remain at Landlord’s place of business at all times.  In no event, however, will Landlord or its property manager be required to keep separate accounting records for the components of Common Area Expenses or to create any ledgers or schedules not already in existence.  Tenant shall have an auditor acceptable (which acceptance shall not be reasonably withheld, delayed or conditioned by Landlord) to Landlord to conduct such audit at Tenant’s sole cost and expense, but in no event shall said auditor be compensated based on savings generated to Tenant as a result of such audit. In the event the audit reveals that there are amount due either Landlord or Tenant, then any amounts due shall be immediately paid by the appropriate party.  Tenant shall pay for all costs of the audit unless Tenant’s share of Operating Expenses, as determined by the audit, differs by more than five percent (5%) in favor of the Tenant, in which case Landlord shall bear the cost of the audit up to a maximum cost of $5,000 per year.  In the event Landlord disputes the findings of such audit, Landlord and Tenant shall have thirty (30) days to resolve such dispute.  If, however, Landlord and Tenant have not reached a consensus during such thirty (30) day period, Landlord and Tenant shall submit the dispute for resolution in accordance with the provisions of Article 42, below.

8.         USE; LIMITATIONS ON USE

8.1       Tenant’s Use of Premises.  Tenant agrees that the Premises shall be used and occupied only for the Permitted Uses specified in the Basic Provisions, and for no other use.  Tenant shall not use or permit the Premises to be used for any other purpose or purposes or under any other trade name whatsoever without the prior written consent of Landlord, which consent may be withheld or granted at Landlord’s sole and absolute discretion.  Tenant’s use of the Premises shall be in compliance with and subject to all applicable governmental laws, ordinances, statutes, orders and regulations and any CC&R’s (including payments thereunder, if any) or any supplement thereto recorded in any official or public records with respect to the Project or any portion thereof.  In the event Landlord desires to record CC&R’s against the Project after the date of full execution of this Lease, Landlord shall, at its option, either (i) obtain Tenant’s consent thereto, which consent shall not be unreasonably withheld (provided Tenant’s material rights and obligations under the Lease are not impaired or diminished, but provided that any provisions of such CC&R’s which require Tenant to pay reasonable assessments such as for Common Area maintenance and landscaping shall not be deemed to impair Tenant’s material rights and obligations under this Lease), conditioned or delayed or (ii) elect not to obtain Tenant’s consent thereto, in which event the provisions of this Lease shall prevail over any conflicting provisions of the CC&R’s.  Tenant further covenants and agrees that it will not use or suffer or permit any person or persons to use the Premises or any part thereof for conducting therein a second-hand store, auction, distress or fire sale or bankruptcy or going-out-of-business sale, or for any use or purpose in violation of the laws of the United States of America or the laws, ordinances, regulations and requirements of the State, County and City wherein the Premises are situated, including in violation of any of the permitted use restrictions

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outlined in Exhibit N.  Tenant, at Tenant’s sole cost and expense, shall comply with the rules and regulations attached hereto as Attachment 1, together with such additional commercially reasonable rules and regulations as Landlord may from time to time prescribe.  Tenant shall not commit waste; overload the floors or structure of the Building in which the Premises are located; subject the Premises, the Building, the Common Area or the Project to any use which would damage the same or increase the risk of loss or violate any insurance coverage; permit any unreasonable odors, smoke, dust, gas, substances, noise or vibrations to emanate from the Premises, take any action which would constitute a nuisance or would disturb, obstruct or endanger any other tenants, take any action which would abrogate any warranties; or use or allow the Premises to be used for any unlawful purpose.  Tenant shall promptly comply with the reasonable requirements of any board of fire insurance underwriters or other similar body now or hereafter constituted.  Tenant shall not do any act which shall in any way encumber the title of Landlord in and to the Premises, the Building or the Project.  Tenant further covenants and agrees that during the Term hereof the Premises, and every part thereof, shall be kept by Tenant in a first-class, clean and wholesome condition, free of any objectionable noises, odors or nuisances, and that all fire, safety, health and police regulations shall, in all respects and at all times, be fully complied with by Tenant.

8.2.      Additional Limitation on Use.  Tenant’s use of the Premises shall be in accordance with the following requirements:

8.2.1    Insurance Hazards.  Tenant shall neither engage in nor give permission to others to engage in any activity or conduct that will cause the cancellation of or an increase in the premium for any fire or liability insurance maintained by Landlord, and will pay any increase in the fire or liability insurance premiums attributable to Tenant’s use of the Premises.  Tenant shall, at Tenant’s sole cost, comply with all commercially reasonable recommendations of any insurance organization or company pertaining to Tenant’s specific use of the Premises necessary for the maintenance of reasonable fire and public liability insurance covering the Project.

8.2.2    Compliance with Law.  Tenant shall, at Tenant’s sole cost and expense, comply with all of the requirements, ordinances and statutes of all municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the Premises and the use and occupancy thereof, including any local rules or requirements limiting the hours of Tenant’s operations.  The judgment of any arbitrator or court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such ordinances or statutes in the use of the Premises shall be conclusive of that fact as between Landlord and Tenant.

8.2.3    Waste; Nuisance.  Tenant may not display, store or sell merchandise or allow carts, construction debris, trash, portable signs, devices or merchandise of any kind or any other objects to be stored or to remain outside of the Premises.  Tenant shall not use, or suffer or permit any person or persons to use the Premises in any manner that will tend to create waste or a nuisance or tend to disturb other tenants of the Project.  Tenant shall not place or authorize to have placed or affixed handbills or other advertising materials on automobiles or buildings within the Project, nor shall Tenant place or cause to be placed newspaper racks, advertisements or displays in the Common Area.

8.2.4    Trash and Rubbish Removal.  Tenant agrees that all trash and rubbish of Tenant shall be deposited within the appropriate receptacles therefor and that there shall be no trash receptacles permitted on the Premises except such trash receptacles as may be provided or designated by Landlord. If applicable to Tenant’s business, Tenant shall be responsible to purchase and maintain its own grease rendering drums (of a design approved by Landlord) and place them in an area designated therefor by Landlord.  Tenant shall be solely responsible for clean up costs as a result of any leaking or spillage of its rendering drum or grease collection equipment, whether or not due to vandalism, and shall be solely responsible to arrange and pay for disposal of its grease by a licensed rendering service. Tenant shall, on its own behalf, provide and pay for as a portion of Common Area Expenses the regular removal and disposal of trash and rubbish located in its approved trash receptacles, the location of which shall be reasonably approved by Landlord.  In the event Tenant fails to comply with Landlord’s trash and rubbish removal procedures set forth above, Tenant shall be liable to Landlord for all costs or damage incurred by Landlord in facilitating trash removal and maintenance of a neat and clean Project.  The foregoing notwithstanding, Tenant shall provide and pay for any special or additional trash disposal facilities, equipment or services necessitated by the nature of Tenant’s business, including trash receptacles for disposal of perishable food items.

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8.3       Continuous Operation.  Tenant covenants and agrees that after opening for business in the Premises, it will continuously operate and conduct therein the business which it is permitted so to operate under the provisions hereof, except while the Premises are untenantable by reason of alterations approved by Landlord, fire or other casualty.

8.4       No Representations by Landlord.  Tenant agrees that neither Landlord nor any agent of Landlord has made any representation or warranty as to the conduct of Tenant’s business or the suitability of the Premises for Tenant’s intended purpose.  Tenant further agrees that no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease.  Tenant will, prior to the delivery of possession of the Premises, inspect the Premises and the Project and become thoroughly acquainted with their condition, and Tenant agrees to take the same “as is” (except for Landlord’s obligations to maintain and repair the Premises, Building and Project set forth in this Lease, and except for the Landlord Work,  set forth in Exhibit B), and acknowledges that the taking of possession of the Premises by Tenant shall be conclusive evidence that the Premises and the Project were in good and satisfactory condition at the time such possession was so taken.  Tenant acknowledges that: (a) it has been advised by Landlord and/or its brokers to satisfy itself with respect to the condition of the Premises (including the electrical, HVAC and fire sprinkler systems, security, environmental aspects, compliance with laws and regulations, including the Americans with Disabilities Act, and zoning) and the suitability of the Premises for Tenant’s permitted use, and (b) Tenant has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefore as the same relate to Tenant’s occupancy of the Premises.  All understandings and agreements heretofore made between the parties hereto are merged in this Lease. Landlord represents that the Premises has not been inspected by a Certified Access Specialist, and has not been determined to meet all applicable construction-related accessibility standards pursuant to Section 55.53 of the Civil Code of the State of California.

9.         ALTERATIONS.

9.1       Trade Fixtures; Alterations.  Tenant may install necessary trade fixtures, equipment and furniture in the Premises, provided that such items are installed and are removable without structural or material damage to the Premises, the Building in which the Premises are located, the Common Area or the Project, with the exception for cosmetic alterations under $10,000 per occurrence. Tenant shall not construct, nor allow to be constructed, any alterations or physical additions in, about or to the Premises without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed but which, however may be conditioned upon Tenant’s compliance with Landlord’s reasonable requirements regarding construction of improvements and alterations.  Tenant shall submit plans and specifications to Landlord with Tenant’s request for approval and shall reimburse Landlord for any commercially reasonable costs which Landlord may incur in connection with granting approval to Tenant for any such alterations and additions, including any commercially reasonable costs or expenses which Landlord may incur in electing to have outside architects and engineers review said matters.  If Landlord does not respond to a written request from Tenant within ten (10) business days, then Landlord shall be deemed to disapprove such request.  In the event Tenant makes any alterations to the Premises that trigger or give rise to a requirement that the Building or the Premises come into compliance with any governmental laws, ordinances, statutes, orders and/or regulations (such as ADA requirements), Tenant shall be fully responsible for complying, at its sole cost and expense, with same.  Tenant shall file a notice of completion after completion of such work and provide Landlord with a copy thereof.  Tenant shall provide Landlord with a set of “as-built” drawings (if applicable) for any such work.  Tenant shall not commence any alterations to the Premises without first providing Landlord five (5) business days notice of the date Tenant intends to commence such work.  Notwithstanding the foregoing, the terms outlined in Exhibit B, shall be observed as it pertains to Tenant’s Alterations.

9.2       Damage; Removal.  Tenant shall repair all damage to the Project, the Premises and/or the Building caused by the installation or removal of Tenant’s fixtures, equipment, furniture and alterations.  Landlord shall have the right upon providing Tenant with forty-five (45)  days prior written notice from the termination of this Lease, to require Tenant to remove any or all trade fixtures, alterations, additions, improvements and partitions made or installed by Tenant and restore the Premises to its condition existing prior to the construction of any such items; provided, however, Tenant shall not have any obligation to remove the initial Tenant Improvements, as set for in Exhibit B. Instead they shall be and become the property of Landlord upon the termination of this Lease.  All such required removals and restoration shall be accomplished in a good and workmanlike manner and so as not to cause any damage to the Premises, the Building, the Common Area or the Project whatsoever.

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9.3       Liens.  Tenant shall promptly pay and discharge all claims for labor performed, supplies furnished and services rendered at the request of Tenant and shall keep the Premises free of all mechanics’ and materialmen’s liens in connection therewith.  Tenant shall provide at least ten (10) days prior written notice to Landlord before any labor is performed, supplies furnished or services rendered on or at the Premises, and Landlord shall have the right to post on the Premises notices of non-responsibility.  If any lien is filed, Tenant shall cause such lien to be released and removed within twenty-one (21) days after the date of filing, and if Tenant fails to do so, Landlord may take such action as may be necessary to remove such lien and Tenant shall pay Landlord such amounts expended by Landlord, together with interest thereon at the Applicable Interest Rate from the date of expenditure.

9.4       Standard of Work.  All work to be performed by or for Tenant pursuant hereto shall be performed diligently and in a first, workmanlike manner, and in compliance with all applicable laws, ordinances, regulations and rules of any public authority having jurisdiction over the Premises and/or Tenant and Landlord’s insurance carriers.  Landlord shall have the right, but not the obligation, to inspect periodically the work on the Premises, and Landlord may require changes in the method or quality of the work if such work (i) adversely affects other tenants in the Building or Project, (ii) adversely affects the Building systems, shell and core or common areas, (iii) does not comply with all applicable laws or codes; (iv) is completed using finishes below the quality of the Building’s standard materials; or (v) is defective or deficient.

10.       UTILITIES; ESSENTIAL SERVICES; ACCESS

10.1     Utilities.

10.1.1  Tenant’s Responsibilities.  Tenant shall pay the charges when due for all expenses which are separately metered and supplied exclusively to the Premises, such as telephone services. Any utilities billed and paid directly by Landlord shall be included in the Common Area Expenses and subject to the terms and conditions provided in Article 7 of this Lease. In the event the Premises is not separately metered, Tenant shall have the option, subject to Landlord’s prior written consent and the terms of this Lease, to cause the Premises to be separately metered at Tenant’s sole cost and expense.  If Tenant does not elect to cause the Premises to be separately metered, Tenant shall pay a reasonable proration of utilities, as determined by Landlord.  If Landlord determines that Tenant’s usage of utility service to the Building is excessive, compared with the usage of other tenants of the Building, Landlord may charge Tenant separately for such excessive usage.  Landlord, as part of the Operating Costs, shall furnish heating, ventilation, and air conditioning (HVAC) for normal office usage, Monday through Friday, 7:00 a.m. to 6:00 p.m. and Saturday, 9:00 a.m. to 1:00 p.m., except on recognized National and State holidays.  Any after-hours HVAC service shall be provided to Tenant at Landlord’s actual cost without any administration fees or mark ups.  Such after-hours HVAC charge shall in no event exceed $25.00 per hour during the first year of the Lease Term, and shall not increase more than three percent (3%) per year.  Notwithstanding the foregoing, Tenant shall be entitled to up to 100 hours of after-hours HVAC service per year at no charge to Tenant.

10.1.2  Extent of Landlord’s Liability.  The suspension or interruption in utility services to the Premises for reasons beyond the ability of Landlord to control shall not constitute a default by Landlord or entitle Tenant to any reduction or abatement of rent nor shall Landlord have any liability to Tenant therefore.

10.2     Essential Services.  “Essential Services” shall mean and include such services provided by either Landlord, Landlord’s agents, or a third party that is an integral part of Tenant’s operations within the Premises, such that Tenant shall not be capable of conducting business therein without such service.  Landlord shall not be liable to Tenant for interruption in or curtailment of Essential Services unless such interruption or curtailment is solely attributable to the negligence of Landlord.  Notwithstanding the foregoing, no interruption or curtailment of Essential Services shall constitute constructive eviction or grounds for rental abatement.

10.3     Access to the Premises.  Tenant shall have access to the Premises twenty four (24) hours per day, three hundred sixty five (365) days per year, including normal business holidays.  Access to the Premises shall be deemed available if a willing and able employee of Tenant can gain entrance to the Premises through a legal entryway.

11.       TENANT’S PERSONAL PROPERTY

11.1     Installation of Property.  Landlord shall have no interest in any removable equipment, furniture or trade fixtures owned by Tenant or installed in or upon the Premises solely at the cost and expense of Tenant (the “Tenant’s Property”).  Prior to creating or

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permitting the creation of any lien or security or reversionary interest in any removable personal property to be placed in or upon the Premises, Tenant shall obtain for the benefit of Landlord and shall deliver to Landlord the written agreement of the party holding such interest to make such repairs necessitated by the removal of such property and any damage resulting therefrom as may be necessary to restore the Premises to good condition and repair, excepting only reasonable wear and tear, in the event said property is thereafter removed from the Premises by said party, or by any agent or representative thereof or purchaser therefrom, pursuant to the exercise or enforcement of any rights incident to the interest so created, all without any cost or expense to Landlord.

11.2     Removal of Personal Property.  Tenant shall have the right to remove at its own cost and expense upon the expiration of this Lease Tenant’s Property.  Prior to the close of business on the last day of the Lease Term, all such personal property shall be removed, and Tenant shall make such repairs necessitated by the removal of said property and any damage resulting therefrom as may be necessary to restore the Premises to good condition and repair, excepting only reasonable wear and tear.  Any such property not so removed shall be deemed to have been abandoned or, at the option of Landlord, shall be removed and placed in storage for the account and at the cost and expense of Tenant.

11.3     INTENTIONALLY OMITTED

12.       REPAIRS AND MAINTENANCE.

12.1     Tenant.

12.1.1  Tenant, at Tenant’s sole cost and expense, shall keep and maintain the interior, below the ceiling and non-structural portions of the Premises, including all improvements constructed by Tenant therein after the Commencement Date, in good order, condition and repair including, but not limited to, the following:

i)                     Interior and exterior surfaces of exterior walls and wall coverings;

ii)                  Floors, subfloors, carpeting and other floor coverings;

iii)               Doors (including doors to access the Premises from the Building lobby or interior common area corridors), door frames, and door closures and locks;

iv)             Windows, glass, plate glass, located within the Premises (excluding glass located on the exterior of the Building);

v)                Ceilings and ceiling systems;

vi)             HVAC distribution and thermostats within the Premises;

vii)          Interior electrical distribution and equipment, including lighting systems, switches and electrical panels;

viii)       Interior plumbing, to the extent installed by Tenant;

ix)             Electrical and mechanical systems and wiring;

x)                Appliances and devices using or containing refrigerants;

xi)             Fixtures and equipment in good repair and in a clean and safe condition;

xii)          Decorative wall, paint, signs and lighting equipment within the Premises; and

xiii)       Repair and/or replace any and all of the foregoing in a clean and safe condition, in good order, condition and repair.

12.1.2  Tenant shall keep any parking area adjacent to Premises clean and neat at all times, and shall remove immediately therefrom any litter, debris or other unsightly or offensive matter placed or deposited thereon by the agents or customers of Tenant.

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12.1.3        Tenant shall as necessary, or when required by governmental authority, make modifications or replacements to the foregoing.

12.1.4        Prior to making any repairs required hereunder (except in the case of an emergency), Tenant shall notify Landlord in writing as to the nature and extent of such damage, and shall provide Landlord with an estimate of the cost and time required to complete such repairs.  Without limiting the foregoing, Tenant shall, at Tenant’s sole expense (i) immediately replace all interior broken glass in the Premises with glass equal to or in excess of the specification and quality of the original glass; (ii) repair any area damaged by Tenant, Tenant’s agents, employees, invitees and visitors, including any damage caused by any roof penetration, whether or not such roof penetration was approved by Landlord; and (iii) unless otherwise specified in this Lease, provide janitorial services for the interior of the Premises.

12.1.5        In the event Tenant fails, in the reasonable judgment of Landlord, to maintain the Premises in accordance with the obligations under the Lease, which failure continues at the end of ten (10) days following Tenant’s receipt of written notice from Landlord (except with respect to an emergency in which case Landlord may act immediately) stating with particularity the nature of the failure, Landlord shall have the right, but shall not be obligated, to enter the Premises and perform such maintenance, repairs or refurbishing at Tenant’s sole cost and expense (including a sum for reasonable overhead to Landlord).

12.1.6        Tenant shall maintain written records of maintenance and repairs, as required by any applicable law, ordinance or regulation, and shall use certified technicians to perform such maintenance and repairs, as so required.

12.1.7        Provided Landlord notifies Tenant in writing Tenant shall be required to deliver full and complete copies of all service or maintenance contracts entered into by Tenant for the Premises (if any) to Landlord within sixty (60) days after the Commencement Date.

12.1.8        Tenant hereby waives the right to make repairs at Landlord’s expense under the provisions of any laws permitting repairs by a tenant at the expense of the landlord to the extent allowed by law, it being intended that Landlord and Tenant have by this Lease made specific provision for such repairs and have defined their respective obligations relating thereto.

12.2                    Landlord.

12.2.1        Except as otherwise provided in this Lease, and subject to the following limitations, Landlord shall, at its sole cost and expense or as permitted to be included in the Operating Costs, repair damage to the structural components of the roof, the foundation and exterior portions of exterior walls of the Building; provided, however, if such damage is caused by an act or omission of Tenant, Tenant’s employees, agents, invitees, subtenants, or contractors, then such repairs shall be at Tenant’s sole expense.  Notwithstanding the foregoing, Landlord shall not be required to make any repair resulting from any of the following conditions:

i)  Any alteration or modification to the Building or to mechanical equipment within the Building performed by, for or because of Tenant or to special equipment or systems installed by, for or because of Tenant;

ii) The installation, use or operation of Tenant’s property, fixtures and equipment;

iii) The moving of Tenant’s Property in or out of the Building or in and about the Premises;

iv) Tenant’s use or occupancy of the Premises in violation of Section 8 of this Lease or in the manner not contemplated by the parties at the time of the execution of this Lease;

v) The acts or omissions of Tenant and Tenant’s employees, agents, invitees, subtenants, licensees or contractors;

vi) Fire and other casualty, except as provided by Section 13 of this Lease; and

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vii) Condemnation, except as provided in Section 15 of this Lease.  Landlord shall have no obligation to make repairs under this Section 12.2 until a commercially reasonable time after receipt of written notice from Tenant of the need for such repairs.  There shall be no abatement of Rent during the performance of such work except as otherwise set forth in this Lease.  Unless as due to Landlord’s gross negligence or willful misconduct, Landlord shall not be liable to Tenant for injury or damage that may result from any defect in the construction or condition of the Premises, nor for any damage that may result from interruption of Tenant’s use of the Premises during any repairs by Landlord. Tenant waives any right to repair the Premises, the Building and/or the Common Area at the expense of Landlord under any applicable governmental laws, ordinances, statutes, orders or regulations now or hereafter in effect which might otherwise apply.

12.2.2        Landlord shall have no obligation to make repairs under this Section 12.2 until a commercially reasonable time after receipt of written notice from Tenant of the need for such repairs.  There shall be no abatement of Rent during the performance of such work except as otherwise set forth in this Lease.  Unless due to Landlord’s gross negligence or willful misconduct, Landlord shall not be liable to Tenant for injury or damage that may result from any defect in the construction or condition of the Premises, nor for any damage that may result from interruption of Tenant’s use of the Premises during any repairs by Landlord. Tenant waives any right to repair the Premises, the Building and/or the Common Area at the expense of Landlord under any applicable governmental laws, ordinances, statutes, orders or regulations now or hereafter in effect which might otherwise apply.

13.         INDEMNITY AND INSURANCE

13.1(a)  Indemnification by Tenant.  Tenant hereby indemnifies and holds Landlord harmless from and against any and all claims (except claims resulting from Landlord’s gross negligence or willful misconduct) arising from Tenant’s construction on or use of the Premises for the conduct of its business or from any activity, work, or thing done, permitted or suffered by Tenant and its agents and employees in or about the Premises, and further indemnifies and holds Landlord harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, or arising from any act or negligence of Tenant, or any of its agents, contractors, employees, or invitees, and from and against all costs, attorneys’ fees, expenses and liabilities incurred in, or related to, any such claim or any action or proceeding brought thereon.  In case any action or proceeding shall be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord and Landlord’s lender.  Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons, in, upon or about the Premises from any cause except as may be caused by the gross negligence or willful misconduct of Landlord, and Tenant hereby waives all claims with respect thereto against Landlord.

13.1(b) Indemnification by Landlord.  Landlord hereby indemnifies and holds Tenant harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Landlord’s part to be performed under the terms of this Lease, or arising from any act or negligence of Landlord, or any of its agents, contractors, employees, or invitees, and from and against all costs, attorneys’ fees, expenses and liabilities incurred in, or related to, any such claim or any action or proceeding brought thereon.

13.2                    Exemption of Landlord from Liability.  Tenant hereby agrees that Landlord shall not be liable for injury or damage which may be sustained by the person, goods, wares, merchandise or property of Tenant, its employees, invitees or customers, or by any other person in or about the Premises caused by or resulting from fire, steam, electricity, gas, water or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures of the same, whether the said damage or injury results from conditions arising upon the Premises or from other sources; provided, however, that notwithstanding the foregoing, Landlord shall not be relieved from liability with respect to such injury or damage resulting from Landlord’s gross negligence or willful misconduct.  The parties acknowledge and agree that Landlord shall not be liable to Tenant for any damages arising from any act or neglect of any other tenant of the Project, including such tenant’s employees, agents, vendors and invitees.

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13.3                    Public Liability and Property Damage.

13.3.1        Insurance Coverage.  Tenant agrees to maintain in force throughout the Term hereof, at Tenant’s sole cost and expense, such insurance, including liability insurance against liability to the public incident to the use of or resulting from any accident occurring in or about the Premises, of the types and with the initial limits of liability specified in the Basic Provisions.  Said policies shall contain an “Additional Insured-Managers or Lessors of Premises Endorsement” and contain the “Amendment of the Pollution Exclusion Endorsement” for damages caused by heat, smoke or fumes from a hostile fire.  The policy shall contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Tenant’s indemnity obligations under this Lease.  The limits of said insurance shall not, however, limit the liability of Tenant nor relieve Tenant of any obligation hereunder.  All insurance carried by Tenant shall be primary to and not contributory with any similar insurance carried by Landlord, whose insurance shall be considered excess insurance only.

13.3.2        Adjustments to Coverage.  Tenant further agrees to review the amount of its insurance coverage with Landlord every three (3) years to the end that the protection coverage afforded thereby shall be in proportion to the initial protection coverage.  If the parties are unable to agree upon the amount of said coverage prior to the expiration of each such three (3) year period, then the amount of coverage to be provided by Tenant’s carrier shall be adjusted to the amounts of coverage recommended in writing by an insurance broker selected by Landlord.

13.3.3        Notification of Incidents. Tenant shall notify Landlord within twenty-four (24) hours after the occurrence of any accidents or incidents in the Premises, the Building, Common Areas or the Project which could give rise to a claim under any of the insurance policies required under this Article 13.

13.4                    Tenant’s Property Insurance.  Tenant, at its own cost and expense, shall maintain on all of Tenant’s Property a policy of standard fire and extended coverage insurance, with vandalism and malicious mischief endorsements, to the extent of at least one hundred percent (100%) of their replacement cash value.  The proceeds of any such policy that become payable due to damage, loss or destruction of such property shall be used by Tenant for the repair or replacement thereof.

13.5                    Proof of Insurance.  Each policy of insurance required of Tenant by this Lease shall be a primary policy, issued by an insurance company licensed in the state where the Premises are located and shall maintain during the policy term a “General Policyholder’s Rating” of at least B+, V, as set forth in the most current issue of “Best’s Insurance Guide,” or such other rating as may be reasonably satisfactory to Landlord.  Each policy of insurance required of Tenant shall also contain an endorsement requiring thirty (30) days written notice from the insurer to Landlord before cancellation or change in the nature, scope or amount of coverage.  Tenant shall not do or permit to be done anything which invalidates the required insurance policies.  Tenant shall, prior to the Commencement Date, deliver to Landlord certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance.  Tenant shall, at least thirty (30) days prior to the expiration of such policies, furnish Landlord with evidence of renewals or “insurance binders” evidencing renewal thereof, or Landlord may order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant to Landlord upon demand.

13.6                    Casualty Insurance.  Landlord shall maintain casualty insurance on the Building in which the Premises is situated, and on all other buildings in the Project, if any, insuring against loss by fire and the perils covered by an extended coverage endorsement, in an amount not less than eighty percent (80%) of their full replacement cost and as otherwise required by any mortgage lender of the improvements comprising the Project.

14.         DAMAGE AND DESTRUCTION.

14.1                    Casualty.  If the Premises or the Building(s) in which the Premises are located should be damaged, destroyed, or rendered inaccessible by fire or other casualty, Tenant shall give immediate written notice to Landlord.  Within forty-five (45) days after receipt from Tenant of such written notice, Landlord shall notify Tenant in writing (“Landlord’s Repair Estimate”) whether the necessary repairs can reasonably be made within ninety (90) days.

14.1.1        Rent Abatement.  If Tenant cannot access or is required to vacate all or a portion of the Premises due to the casualty, the Rent payable hereunder shall be abated proportionately on the basis of the size of the area of the Premises which is rendered inaccessible or which must be vacated due to such casualty (e.g., the number of square feet of floor area of the Premises that is vacated compared to the total square footage of the floor area

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of the Premises) from the Casualty Date; provided, however, such casualty was not caused by Tenant or Tenant’s agents, contractors or invitees.

14.1.2        Less Than 90 Days.  If Landlord’s Repair Estimate indicates that rebuilding or repairs can reasonably be completed within ninety (90) days after the date on which the casualty occurred (“Casualty Date”), this Lease shall not terminate, and provided that insurance proceeds are available to fully repair the damage, Landlord shall repair the Premises, except that Landlord shall not be required to rebuild, repair or replace Tenant’s property which may have been placed in, on or about the Premises by or for the benefit of Tenant.  In the event that Landlord should fail to substantially complete such repairs within ninety (90) days after the Casualty Date (such period to be extended for delays caused by Tenant or because of any items of Force Majeure, as hereinafter defined), and Tenant has not re-occupied the Premises, Tenant shall have, as Tenant’s exclusive remedy, the right, within ten (10) days after the expiration of such ninety (90) day period, to terminate this Lease by delivering written notice to Landlord, whereupon all rights hereunder shall cease and terminate thirty (30) days after Landlord’s receipt of such notice.

14.1.3        Greater Than 90 Days.  If Landlord’s Repair Estimate indicates that rebuilding or repairs cannot be completed within ninety (90) days after the Casualty Date, either Landlord or Tenant may terminate this Lease by giving written notice within ten (10) days after the date of Landlord’s Repair Estimate; and this Lease shall terminate and the Rent shall be abated from the date Tenant vacates the Premises.  In the event that neither party elects to terminate this Lease, Landlord shall promptly commence and diligently pursue to completion the repairs to the Building or Premises, provided insurance proceeds are available to repair the damage (except that Landlord shall not be required to rebuild, repair or replace Tenant’s property which may have been replaced in, on or about the Premises by or for the benefit of Tenant).

14.1.4        Changes in Zoning, Ordinances or Applicable Laws.  Should then applicable laws or zoning ordinances preclude the restoration or replacement of the Premises in the manner hereinbefore provided, then Landlord shall have the right to terminate this Lease immediately upon verification thereof by giving written notice of termination to Tenant, and thereupon both parties hereto shall be released from all further liability hereunder, except that Tenant shall remain liable under the provisions of Articles 9, and 13, and Landlord shall remain liable under Articles 9, 13 and 42.

14.2                    Tenant’s Fault.  In the event that the Premises or any portion of the Building are damaged as a result of the negligence or breach of this Lease by Tenant or any of Tenant’s parties, Tenant shall not have the right to terminate the Lease as set forth above nor shall the Rent be reduced during the repair of such damage.  In such event, Tenant shall be liable to Landlord for the cost of the repair caused thereby to the extent such cost is not covered by insurance proceeds from policies of insurance required to be maintained pursuant to the provisions of this Lease.

14.3                    Uninsured Casualty. Any deductible amount payable under the property insurance for the Building(s) in which the Premises are located shall be an Operating Expense.  In the event that the Premises or any portion of the Building(s) is damaged to the extent Tenant is unable to use the Premises and such damage is not covered by insurance proceeds received by Landlord or in the event that the holder of any indebtedness secured by the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right, at Landlord’s option, either to (i)  repair such damage as soon as reasonably possible at Landlord’s expense or (ii)  give written notice to Tenant within thirty (30) days after the date of the occurrence of such damage of Landlord’s intention to terminate this Lease as of the date of the occurrence of such damage.  In the event Landlord elects to terminate this Lease, Tenant shall have the right within ten (10) days after receipt of such notice to give written notice to Landlord of Tenant’s intention to pay the cost of repair of such damage, in which event, following the securitization of Tenant’s funding commitment in a form reasonably acceptable to Landlord, this Lease shall continue in full force and effect.  Landlord shall make such repairs as soon as reasonably possible, and Tenant shall reimburse Landlord for such repairs within fifteen (15) days after receipt of an invoice from Landlord.  If Tenant does not give such notice within the ten (10) day period, this Lease shall terminate automatically as of the Casualty Date.

14.4                    Waiver.  With respect to any damage or destruction which Landlord is obligated to repair or may elect to repair, Tenant waives all rights to terminate this Lease pursuant to rights otherwise presently or hereafter accorded by law to the extent that such termination by Tenant is inconsistent with the rights and obligations of the parties under this Lease.

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14.5                    Force Majeure.  “Force Majeure,” as used in this Section 14 only and shall not apply elsewhere unless otherwise specified, means delays resulting from causes beyond the reasonable control of Landlord or Tenant, including, without limitation, any delay caused by any action, inaction, order, ruling, moratorium, regulation, statute, condition or other decision of any private party or governmental agency having jurisdiction over any portion of the Project, over the construction anticipated to occur thereon or over any uses thereof, or by delays in inspections or in issuing approvals by private parties or permits by governmental agencies, or by fire, flood, inclement weather, strikes, lockouts or other labor or industrial disturbance (whether or not on the part of agents or employees of Landlord engaged in the construction of the Premises), civil disturbance, order of any government, court or regulatory body claiming jurisdiction or otherwise, act of public enemy, war, riot, sabotage, blockage, embargo, failure or inability to secure materials, supplies or labor through ordinary sources by reason of shortages or priority, discovery of hazardous or toxic materials, earthquake, or other natural disaster, delays caused by any dispute resolution process, or any cause whatsoever beyond the reasonable control (excluding financial inability) of the party whose performance is required or any of its contractors or other representatives, whether or not similar to any of the causes hereinabove stated.  Provided, however, for purposes of this Section 14, in no event shall the period of Force Majeure exceed one hundred eighty (180) days.

14.6                    Substantial Destruction During Last Three (3) Months.  In addition, in the event that the Premises or the Building(s) in which the Premises are located is destroyed or damaged to any substantial extent during the last three (3) months of the Term of this Lease, then notwithstanding anything contained in this Article 14, either party hereto shall have the option to terminate this Lease by giving written notice to the other of the exercise of such option within thirty (30) days after the exercising party becomes aware of such damage or destruction, in which event this Lease shall cease and terminate as of the date of such notice.

15.         CONDEMNATION

15.1                    Entire Leased Premises.  Should title or possession of the whole of the Premises be taken by duly constituted authority in condemnation proceedings under the exercise of the right of eminent domain, or should a partial taking render the remaining portion of the Premises impractical for Tenant’s intended use as contemplated in this Lease, then this Lease shall terminate upon the vesting of title or taking of possession.

15.2                    Partial Taking.

15.2.1  Landlord shall have the right to terminate this Lease by giving thirty (30) days prior written notice to Tenant within thirty (30) days after the nature and extent of the taking is finally determined if any portion of the Premises or the Building and other improvements in which the Premises are situated is taken by eminent domain.  If Landlord does not terminate this Lease as provided herein, then this Lease shall remain in full force and effect.  In such event, Landlord shall promptly make any necessary repairs or restoration at the cost and expense of Landlord, and the Minimum Monthly Rent from and after the date of the taking shall be reduced in the proportion that the value of the area of the portion of the Premises taken bears to the total value of the Premises immediately prior to the date of such taking or conveyance.

15.2.2        Tenant waives the provisions of Section 1265.130 of the California Code of Civil Procedure permitting a petition by Tenant to the Superior Court to terminate this Lease in the event of a partial taking of the Premises.

15.3                    Transfer Under Threat of Condemnation.  Any sale or conveyance by Landlord to any person or entity having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed to be a taking by eminent domain under this Article 15.

15.4                    Awards and Damages.  All payments made on account of any taking by eminent domain shall be made to and retained by Landlord, except that Tenant shall be entitled to make a separate claim to the condemning authority any award to Tenant specifically made by the condemning authority as a result of such separate action (a) for the reasonable removal and relocation costs of any removable property that Tenant has the right to remove, or for loss and damage to any such property that Tenant elects or is required not to remove; and/or (b) for Tenant’s loss of goodwill.

15.5                    Arbitration.  Any dispute concerning the extent to which a taking by condemnation renders the Premises unsuitable for continued occupancy and use by Tenant shall be submitted to arbitration pursuant to Article 42 below.

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16.         ASSIGNING, SUBLETTING AND HYPOTHECATING

16.1                    Landlord’s Consent Required.  Tenant shall not voluntarily or by operation of law assign, license, franchise, transfer, mortgage, hypothecate, or otherwise encumber all or any part of Tenant’s interest in this Lease or in the Premises, and shall not sublet, franchise, change ownership or license all or any part of the Premises, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, delayed or conditioned, and any attempted assignment, license, franchise, transfer, mortgage, encumbrance, subletting or change of ownership without such consent shall be wholly void, shall confer no rights upon any third parties and shall at the sole and exclusive option of Landlord terminate this Lease.  Without in any way limiting Landlord’s right to refuse to give such consent for any other reason or reasons, Landlord reserves the right to refuse to give such consent, and such refusal shall be deemed to be reasonable, if in Landlord’s sole but commercially reasonable discretion and opinion:

16.1.1        The proposed new tenant’s character, reputation, business, or use is not consistent with the character and quality of the Project;

16.1.2        The financial worth of the proposed new tenant is adequate as determined by generally accepted industry standards to capitalize the business to be conducted in the Premises;

16.1.3        The credit rating and/or prior experience of the proposed new tenant is adequate;

16.1.4        The intended use of the Premises by the proposed new tenant is illegal, conflicts with the Permitted Use, competes with then existing uses in the Project or violates a then existing exclusive or an exclusive which Landlord is then negotiating; and/or

16.1.5        The intended alteration of the Premises as a result of the proposed new tenant’s use or other requirements is material or substantial.

16.2                    Tenant’s Application.  In the event that Tenant desires at any time to assign this Lease or to sublet the Premises or any portion thereof, Tenant shall submit to Landlord, at least sixty (60) days prior to the proposed “effective date” of the assignment or sublease, in writing:  (i) a notice of application to assign or sublease, setting forth the proposed effective date, which shall be no less than sixty (60) or more than ninety (90) days after the sending of such notice; (ii) the name of the proposed subtenant or assignee; (iii) the nature of the proposed subtenant’s or assignee’s business to be carried on in the Premises; (iv) the terms and provisions of the proposed sublease or assignment; (v) a current financial statement of the proposed subtenant or assignee; and (vi) such other information as Landlord may reasonably request.

16.3                    Additional Terms Regarding Subletting.  The following additional terms shall apply to any proposed sublease of the Premises by Tenant:

16.3.1        If Tenant sublets all or a portion of the Premises at a square foot rental rate in excess of Tenant’s then-existing rental rate, Tenant and Landlord shall split any profits 50/50, after deducting Tenant’s subleasing costs including brokerage commissions, reasonable legal fees, and any tenant improvement allowance;

16.3.2        In no event shall any proposed subtenant be an existing occupant of any space in the Project or an Affiliate of such occupant. As used herein, an “Affiliate” means a corporation, partnership, limited liability company, or other business entity that directly or indirectly controls, is controlled by, or is under common control with such occupant.

16.3.3        In no event shall Tenant sublet all or a portion of the Premises to a person or entity with whom Landlord or its agents is negotiating or has negotiated within the past six (6) months regarding the lease, purchase or license of space in the Project.

16.4                    Recapture. If Tenant proposes to assign this Lease to a party which is not or which does not propose to operate a permitted use or is not qualified to do so, Landlord may, at its option, exercisable upon written notice to Tenant within thirty (30) days after Landlord’s receipt of the notice from Tenant set forth in Section 16.2 above, elect to recapture the Premises and terminate this Lease.  If Tenant proposes to sublease all or part of the Premises to a party which does intend to use the Premises for a permitted use, Landlord may, at its option, exercisable upon written notice to Tenant within thirty (30) days after Landlord’s receipt of the notice from Tenant set forth in Section 16.2 above, elect to recapture such portion of the

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Premises as Tenant proposes to sublease and, upon such election by Landlord, this Lease shall terminate as to the portion of the Premises recaptured.  In the event a portion only of the Premises is recaptured, the rent payable under this Lease shall be proportionately reduced.  If Tenant shall, however, elect to rescind its notice of assignment or sublease, pursuant to written demand to Landlord given within fifteen (15) days after Tenant’s receipt of Landlord’s notice of recapture, then Landlord shall not have the said right of recapture with respect to the notice so rescinded.

The parties hereto acknowledge and agree that the provisions of this Article are a material inducement for Landlord’s execution of this Lease and that Tenant’s sole purpose for executing this Lease is to obtain possession of the Premises and not to engage in the business of leasing and/or subleasing commercial space. The parties further acknowledge and agree that Landlord’s recapture of the Premises, or any portion thereof, as hereinabove described, shall be deemed to be reasonable and shall not violate or conflict with the provisions of Section 16.1 concerning Landlord’s reasonable refusal to consent to a proposed transfer.

If Landlord shall not elect to recapture pursuant to this Section 16.4, and if Landlord shall consent to the proposed assignment or sublease, then Tenant may thereafter enter into the proposed assignment or sublease, provided that (i) such assignment or sublease is executed within ninety (90) days after the date that Landlord shall grant its consent, and (ii) the terms and provisions of the executed assignment or sublease are the same as those presented to Landlord in the notice given by Tenant pursuant to Section 16.2 above.

BY PLACING THEIR INITIALS BELOW, LANDLORD AND TENANT CERTIFY THAT THIS SECTION 16.4 HAS BEEN FULLY AND FREELY NEGOTIATED.

LANDLORD	TENANT

16.5                    Fees for Review. In the event that Tenant shall request to assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interest therein, or shall sublet the Premises or any part hereof, Tenant shall pay to Landlord a non-refundable fee for Landlord’s time and processing efforts and for expenses incurred by Landlord in connection with reviewing such transaction (including any administrative expenses for Landlord’s property manager), the amount of such non-refundable fee to be one percent (1%) of Tenant’s then existing Minimum Monthly Rent but not to exceed One Thousand Dollars ($1,000.00).  In addition to such fee, Tenant shall pay to Landlord in the event Landlord retains the services of any attorney to review the transaction, all reasonable attorneys’ fees incurred by Landlord in connection therewith not to exceed $1,500.00.  Tenant shall pay such nonreimbursable fee and such attorneys’ fees to Landlord within ten (10) days after written request therefore and said nonreimbursable fee shall apply even if Landlord does not consent to the proposed transfer pursuant to the terms set forth herein.

16.6                    Collection. Any rental payments or other sums received from Tenant or any other person in connection with this Lease shall be conclusively presumed to have been paid by Tenant or on Tenant’s behalf.  Landlord shall have no obligation to accept any rental payments or other sum from any person other than Tenant unless (i) Landlord has been given prior written notice to the contrary by Tenant; and (ii) Landlord has consented to payment of such sums by such person other than Tenant.  If this Lease be assigned to, or if the Premises or any part thereof be sublet or occupied by, anybody other than Tenant, Landlord may (but shall not be obligated to) collect rent from the assignee, subtenant or occupant and apply the net amount collected to the rent herein reserved and retain any excess rent so collected, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of Tenant’s covenant set forth in the first sentence of Section 16.1 above, nor shall such assignment, subletting, occupancy or collection be deemed an acceptance by Landlord of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained.

16.7                    Waiver.  Notwithstanding any assignment or sublease, or any indulgences, waivers or extensions of time granted by Landlord to any assignee or sublessee, or any failure by Landlord to take action against any assignee or sublessee, Tenant waives notice of any default of any assignee or sublessee and agrees that Landlord may, at its option, proceed against Tenant without having taken action against or joined such assignee or sublessee, provided that Tenant shall have the benefit of any indulgences, waivers and extensions of time granted to any such assignee or sublessee.  The subsequent acceptance of rent or other sums hereunder by Landlord shall not be deemed a waiver of any preceding default other than the

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failure of Tenant to pay the particular rental or other sums, or portion thereof so accepted, regardless of Landlord’s knowledge of such preceding default at the time of acceptance of such rent or other sum.

16.8                    Assumption of Obligations.  Each assignee or transferee, other than Landlord, shall assume all obligations of the Tenant under this Lease and shall be and remain liable jointly and severally with Tenant for the payment of the rent and for the due performance of all the terms, covenants, conditions and agreements herein contained on Tenant’s part to be performed, for the Term of this Lease.  No assignment shall be binding on Landlord unless such assignee shall deliver to Landlord an executed instrument in a form which contains a covenant of assumption by the assignee satisfactory in substance and form to Landlord (the “Assumption Document”). The failure or refusal of the assignee to execute the Assumption Document shall not release or discharge the assignee from its liability, and shall provide Landlord with an option to terminate said assignment.

16.9                    No Release.  No assignment or subletting, including, but limited to, any Permitted Transferees (as defined herein), shall affect the continuing primary liability of Tenant hereunder (which, following such assignment or subletting, shall be joint and several with the assignee or subtenant), and Tenant shall not be released from performing any of the terms, covenants and conditions of this Lease.

16.10            Permitted Transfers.  Notwithstanding anything contained herein to the contrary, Tenant may assign this Lease or sublease all or a portion of the Premises (a “Permitted Transfer”) without the prior written consent of Landlord, but by providing reasonable advance written notice to Landlord (i) to an Affiliate (as hereinafter defined) of Tenant; (ii) in conjunction with any consolidation, reorganization, merger, acquisition, or private placement involving Tenant or any of its Affiliates; or (iii) any corporation or other business entity purchasing all or substantially all of the assets of Tenant or any of its Affiliate(s) (each a “Permitted Transferee”); provided that in each instance above, Tenant shall remain liable hereunder.  The provisions of Sections 16.3 and 16.4 shall not apply to any transfer entered into pursuant to this Section 16.10.  Whenever the term “Affiliate” is used herein, such term shall mean a corporation, partnership, person or other entity which is controlling, controlled by, or under common control with, Landlord or Tenant, as the case may be (the term “control” meaning the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities or rights, by contract, or otherwise).

16.11.        Remedies Against Landlord.  Tenant’s remedy for any breach of this Article 16 by Landlord shall be limited to injunctive relief.

17.                            DEFAULT

17.1                    Events of Defaults.  The occurrence of any of the following events shall, at Landlord’s option, constitute an “Event of Default”:

17.1.1        Vacation or abandonment of the Premises, and failure to pay Rent for a period of thirty (30) consecutive;

17.1.2        Failure to pay Rent on the date when due and the failure continuing for a period of five (5) business days after such payment is due;

17.1.3        Failure to perform Tenant’s covenants and obligations hereunder (except default in the payment of Rent) where such failure continues for a period of thirty (30) days after written notice from Landlord; provided, however, if the nature of the default is such that more than thirty (30) days are reasonably required for its cure, Tenant shall not be deemed to be in default if Tenant commences the cure within the thirty (30) day period and diligently and continuously prosecutes such cure to completion;

17.1.4        The making of a general assignment by Tenant for the benefit of creditors; the filing of a voluntary petition by Tenant or the filing of an involuntary petition by any of Tenant’s creditors seeking the rehabilitation, liquidation or reorganization of Tenant under any law relating to bankruptcy, insolvency or other relief of debtors and, in the case of an involuntary action, the failure to remove or discharge the same within sixty (60) days of such filing; the appointment of a receiver or other custodian to take possession of substantially all of Tenant’s assets or this leasehold; Tenant’s insolvency or inability to pay Tenant’s debts or failure generally to pay Tenant’s debts when due; any court entering a decree or order directing the winding up or liquidation of Tenant or of substantially all of Tenant’s assets; Tenant taking any action toward the dissolution or winding up of Tenant’s affairs; the cessation or suspension of

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Tenant’s use of the Premises; or the attachment, execution or other judicial seizure of substantially all of Tenant’s assets or this leasehold;

17.1.5        The making of any material misrepresentation or omission by Tenant or any successor in interest of Tenant in any materials delivered by or on behalf of Tenant to Landlord or Landlord’s lender pursuant to this Lease;

17.1.6        The occurrence of an Event of Default set forth in Section 17.1.4 or 17.1.5 with respect to any guarantor of this Lease, if applicable;

17.1.7        The occurrence of an Event of Default as otherwise designated as an Event of Default in the Lease.

17.2                    Remedies.

17.2.1        Termination.  In the event of an occurrence of any Event of Default, per Section 17.1 of this Lease, and after any applicable cure period under California state law and as provided under this Lease, Landlord shall have the right to give a written termination notice to Tenant (which notice may be the notice given under Section 17.1 above, if applicable and which notice shall be in lieu of any notice required by the California Code of Civil Procedure Section 1161, et seq.) and, on the date specified in such notice, this Lease shall terminate unless on or before such date all arrears of Rent and all other sums payable by Tenant under this Lease and all costs and expenses incurred by or on behalf of Landlord hereunder shall have been paid by Tenant and all other Events of Default at the time existing shall have been fully remedied to the satisfaction of Landlord.

17.2.1(A)                                    Repossession.  Following termination, without prejudice to other remedies Landlord may have, Landlord may (i) peaceably re-enter the Premises upon voluntary surrender by Tenant or remove Tenant therefrom and any other persons occupying the Premises, using such legal proceedings as may be available; (ii) repossess the Premises or relet the Premises or any part thereof for such term (which may be for a term extending beyond the Term), at such rental and upon such other terms and conditions as Landlord in Landlord’s sole discretion shall determine, with the right to make reasonable alterations and repairs to the Premises; and (iii) remove all personal property therefrom.

17.2.1(B)                                    Unpaid Rent.  Landlord shall have all the rights and remedies of a landlord provided by applicable law, including the right to recover from Tenant: (i) the worth, at the time of award, of the unpaid Rent that had been earned at the time of termination; (ii) the worth, at the time of award, of the amount by which the unpaid Rent that would have been earned after the date of termination until the time of award exceeds the amount of loss of rent that Tenant proves could have been reasonably avoided; (iii) the worth, at the time of award, of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided; and (iv) any other amount, and court costs, necessary to compensate Landlord for all detriment proximately caused by Tenant’s default.  The phrase “worth, at the time of award,” as used in (i) and (ii) above, shall be computed at the Applicable Interest Rate, and as used in (iii) above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

17.2.2        Continuation.  Even though an Event of Default may have occurred, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession; and Landlord may enforce all of Landlord’s rights and remedies under this Lease, including the remedy described in California Civil Code Section 1951.4 (“lessor” may continue Lease in effect after “lessee’s” breach and abandonment and recover rent as it becomes due, if “lessee” has the right to sublet or assign, subject only to reasonable limitations) to recover Rent as it becomes due.  Landlord, without terminating this Lease, may, during the period Tenant is in default, enter the Premises and relet the same or any portion thereof to third parties for Tenant’s account, and Tenant shall be liable to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, brokers’ commissions, expenses of remodeling the Premises and like costs. Reletting may be for a period shorter or longer than the remaining Term.  Tenant shall continue to pay the Rent on the date the same is due. No act by Landlord hereunder, including acts of maintenance, preservation or efforts to lease the Premises or the appointment of a receiver upon application of Landlord to protect Landlord’s interest under this Lease, shall terminate this Lease unless Landlord notifies Tenant that Landlord elects to terminate this Lease.  In the event that Landlord elects to relet the Premises, the rent that Landlord receives from reletting shall be applied to the payment of, first, any indebtedness from Tenant to Landlord other than Base Rent and Tenant’s Share of Operating Expenses and Real

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Property Taxes; second, all costs, including maintenance, incurred by Landlord in reletting; and, third, Base Rent and Tenant’s Share of Operating Expenses and Real Property Taxes under this Lease.  After deducting the payments referred to above, any sum remaining from the rental Landlord receives from reletting shall be held by Landlord and applied in payment of future Rent as Rent becomes due under this Lease.  In no event, and notwithstanding anything in Section 16 to the contrary, shall Tenant be entitled to any excess rent received by Landlord.  If on the date Rent is due under this Lease, the rent received from the reletting is less than the Rent due on that date, Tenant shall pay to Landlord, in addition to the remaining Rent due, all costs, including maintenance, which Landlord incurred in reletting the Premises that remain after applying the rent received from reletting as provided hereinabove.  So long as this Lease is not terminated, Landlord shall have the right to remedy any default of Tenant, to maintain or improve the Premises, to cause a receiver to be appointed to administer the Premises and new or existing subleases and to add to the Rent payable hereunder all of Landlord’s reasonable costs in so doing, with interest at the Applicable Interest Rate from the date of such expenditure.

17.3                    Cumulative.  Each right and remedy of Landlord provided herein or now or hereafter existing at law, in equity, by statute or otherwise shall be cumulative and shall not preclude Landlord from exercising any other rights or remedies provided in this Lease or now or hereafter existing at law or in equity, by statute or otherwise.  No payment by Tenant of a lesser amount than the Rent nor any endorsement on any check or letter accompanying any check or payment as Rent shall be deemed an accord and satisfaction of full payment of Rent; and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue other remedies.

18.         INTENTIONALLY OMITTED

19.         LANDLORD’S RIGHT TO CURE DEFAULTS

Landlord, at any time after Tenant commits a default in the performance of any of Tenant’s obligations under this Lease, shall be entitled to cure such default, or to cause such default to be cured, at the sole cost and expense of Tenant provided Tenant fails to cure such default within the appropriate notice period set forth in Section 17.2.  If, by reason of any said default by Tenant, Landlord incurs any expense or pays any sum, or performs any act requiring Landlord to incur any expense or to pay any sum, including reasonable fees and expenses paid or incurred by Landlord in order to prepare and post or deliver any notice permitted or required by the provisions of this Lease or otherwise permitted or contemplated by law, then the amount so paid or incurred by Landlord shall be immediately due and payable to Landlord by Tenant as additional rent.  Tenant hereby authorizes Landlord to deduct said sums from any security deposit held by Landlord.  If there is no security deposit, or if Landlord elects not to use any such security deposit, then such sums shall be paid by Tenant immediately upon demand by Landlord, and shall bear interest at the then existing federal reserve discount rate in San Francisco plus five percent (5%) per annum from the date of such demand until paid in full.

20.         WAIVER OF BREACH; ACCORD AND SATISFACTION

Any waiver by any party hereto of any breach by any party of any covenant or provision of this Lease shall be effective only if in writing and signed by the waiving party and shall not be, nor be construed to be, a waiver of any subsequent breach of the same or any other term or provision hereof.  Landlord’s receipt and deposit of a partial payment from Tenant of any sum due hereunder shall not constitute a waiver by Landlord of the right to require payment of the balance due, nor constitute an accord or satisfaction of Tenant’s obligation, unless expressly agreed by Landlord in writing.

21.         SUBORDINATION; ESTOPPEL

21.1                    Subordination and Attornment.  Tenant covenants and agrees that, within ten (10) days from Landlord’s written request, it will execute without further consideration any and all instruments desired by Landlord or Landlord’s mortgagee subordinating this Lease in the manner requested by Landlord to all ground or underlying leases and to the lien of any mortgage and/or any deed of trust or other encumbrance which may now or hereafter affect the Premises and/or the Project, or any portion thereof, together with all renewals, modifications, consolidations, replacements or extensions thereof; provided that any lienor or encumbrancer relying on such subordination or such additional agreements will covenant with Tenant that this Lease shall remain in full force and effect, and Tenant shall not be disturbed in the event of sale, foreclosure or other actions so long as Tenant is not in default hereunder.  Tenant agrees to attorn to the successor in interest of Landlord following any transfer of such interest either voluntarily or by operation of law and to recognize such successor as Landlord under this Lease.  However, if Landlord or any such ground lessor or mortgagee so elects, this Lease shall

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be deemed prior in lien to any ground lease, mortgage, deed of trust or other encumbrance upon or including the Premises regardless of date of recording, and Tenant will execute a statement in writing to such effect at Landlord’s request.

21.2                    Assignment.  In the event that any mortgagee or its respective successor in title shall succeed to the interest of Landlord hereunder, the liability of such mortgagee or successor shall exist only so long as it is the owner of the Premises or any interest therein, or is the tenant under any ground or underlying lease referred to in Section 21.1 above.  No additional rent or any other charge shall be paid more than ten (10) days prior to the due date thereof and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee) be a nullity as against any mortgagee and Tenant shall be liable for the amount of such payments to such mortgagee.

21.3                    Conditions for Tenant’s Termination.  No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, if any, or by law, to be relieved of Tenant’s obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) Tenant shall have first given written notice of Landlord’s act or failure to act to Landlord’s mortgagees of record, if any, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant’s rights, and (ii) such mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a “reasonable time” thereafter; but nothing contained in this Section 21.3 shall be deemed to impose any obligation on any such mortgagee to correct or cure any such condition.  “Reasonable time” as used above means and includes a reasonable time to obtain possession of the mortgaged premises if the mortgagee elects to do so, and a reasonable time to correct or cure the condition if such condition is determined to exist.

21.4                    Estoppel Certificates.  Within ten (10) days after written request by Landlord, Tenant shall execute and deliver to Landlord an estoppel statement the form of Exhibit L, attached hereto and incorporated herein by this reference, or in other such form as Landlord may reasonably request, or as a prospective purchaser or encumbrancer of the Premises or Project may reasonably request.  Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises or of all or any portion of the Project.  Tenant’s failure to deliver such statement within ten (10) days of Landlord’s written request therefor shall constitute the irrevocable, binding agreement of Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord’s performance hereunder, (iii) that not more than one monthly installment of the Minimum Monthly Rent has been paid in advance, and (iv) that any terms or conditions of such estoppel certificate as may be required by a prospective purchaser or encumbrance of the Premises are satisfied and agreed to by the parties. Further, such failure to deliver such certificate (showing any exceptions to any of the statements of fact required thereby) shall constitute a material breach of this Lease.

22.         SIGNS AND ADVERTISING

Tenant shall have the right, at Tenant’s sole cost and expense, to install, place and maintain a new sign to display its trade name at a location approved by Landlord, which sign shall conform to the reasonable requirements of Landlord as outlined in Exhibit I attached hereto, and all governmental agencies having jurisdiction as to size and format.  Except as required above, Tenant shall not erect or install any exterior signs or window or door signs, or window or door lettering or placards, or any other advertising media visible from the Common Areas (whether on or up to twenty-four [24] inches behind the windows), without obtaining Landlord’s prior written consent in each instance, which consent shall not be unreasonably withheld.  Tenant shall not install any exterior decoration, banner or painting, or build any fences, or install any radio or television antennae, loud speakers, sound amplifiers or similar devices on the roof or exterior walls of the Premises, or make any material changes to the improvements within the Premises visible from any portion of the Common Area of the Project without Landlord’s prior written consent in each instance, which consent shall not be unreasonably withheld.  Landlord may, in its discretion, require Tenant to procure material, payment and/or performance bonds from Tenant’s sign contractor, as a condition to granting its consent.  As used in this Article 22, Landlord’s refusal to consent to certain signage or other media shall be deemed to be reasonable if such signage or other media shall not conform to Landlord’s sign criteria set forth in Exhibit I attached hereto.  Landlord’s failure to approve Tenant’s signage proposal within five (5) business days after Tenant’s request therefor shall be deemed a disapproval.  Tenant agrees and covenants to comply with all of Landlord’s sign criteria as set forth in Exhibit I attached hereto and the rules and regulations promulgated by the responsible governmental authorities.  Landlord shall have the right from time to time to promulgate amendments thereto and additional and new sign criteria.  After delivery of a copy of

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such amendments and additional and new sign criteria, Tenant shall cause all signage thereafter installed to comply therewith.  A violation of any of such sign criteria shall constitute a default by Tenant under this Lease.  If there is a conflict between the said sign criteria and any of the provisions of this Lease, the provisions of this Lease shall prevail.  Landlord’s approval of Tenant’s preliminary plans, specifications and sign design shown therein shall constitute Landlord’s initial approval of Tenant’s signs.  No freestanding sign shall be allowed on the Premises.

23.         RIGHTS RESERVED TO LANDLORD

23.1                    Right of Entry.  Landlord reserves to itself and shall at any and all times have the right, upon forty-eight (48) hours’ prior notice to Tenant, to enter the Premises, at reasonable times, to inspect the same, to display the Premises to prospective purchasers or tenants, to post and maintain any notice deemed necessary by Landlord for the protection of its interest (including, without limitation, notices of nonresponsibility), to repair the Premises or any other portion of the Project, and to install, use, maintain and replace equipment, machinery, pipes, conduits and wiring throughout, beneath or above the Premises, which serve other parts of the Project, if any; all without being deemed guilty of any eviction of Tenant and without abatement of rent (except as otherwise set forth in this Lease); and Landlord may, in order to carry out such purposes, erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, and keep and store upon the Premises all tools, materials and equipment necessary for such purposes, provided that the business of Tenant shall be interfered with as little as is reasonably practicable.  With respect to the exercise of such rights and the carrying on of such activities by Landlord or any agent, contractor or employee of Landlord, except for their gross negligence or intentionally wrongful acts, Tenant hereby waives any claim for damages for any injury to property or person or any injury or inconvenience to or interference with Tenant’s business, for any loss of occupancy or quiet enjoyment of the Premises, or for any other loss occasioned thereby; and Tenant hereby releases Landlord, its agents, contractors and employees, except for their gross negligence or intentionally wrongful acts, from any and all claims for such damages or loss.  Landlord shall have the right to use any and all means which Landlord may deem proper to open doors to the Premises in an emergency in order to obtain entry, and any entry to the Premises obtained by Landlord by any of such means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, or an eviction of Tenant from, the Premises or any portion thereof, and any damages caused on account thereof shall be paid by Tenant.  In addition, in an emergency situation Landlord shall only be required to give Tenant prior notice if and to the extent reasonable under the circumstances.

23.2                    Additional Rights of Landlord.  Landlord further reserves to itself and shall at any and all times have the right:

23.2.1 To change the street address of the Premises and/or the name or street address of the Project;

23.2.3 To install and maintain signs in the Project at such locations as Landlord shall deem advisable, other than within the Premises;

23.2.4 To decorate, remodel, alter or otherwise repair the Premises for reoccupancy during the last six (6) months of the Term hereof if, during or prior to such time, Tenant has vacated the Premises, or at any time after Tenant abandons the Premises;

23.2.5  To grant to anyone the exclusive right to conduct any business or render any service in the Project, provided such exclusive right shall not operate to completely exclude Tenant from the use expressly permitted by this Lease; and

23.2.6  To effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Project.  Tenant does not rely on the fact nor does Landlord represent that any specific tenant or number of tenants shall, or shall not, during the Term of this Lease occupy any space in the Project.

24.         SALE OR TRANSFER OF PREMISES; LANDLORD’S RIGHT TO MORTGAGE

24.1                    Sale or Transfer by Landlord.  If Landlord sells or transfers all or any portion of the Premises, or the Building, improvements and land of which the Premises are a part, then Landlord, on consummation of the sale or transfer, shall be released from any liability thereafter accruing under the Lease.  If any security deposit or prepaid rent has been paid by Tenant,

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Landlord shall transfer the security deposit or prepaid rent to Landlord’s successor and on such transfer Landlord shall be discharged from any further liability with respect thereto.

24.2                    Landlord’s Right to Mortgage.  Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any mortgages or deeds of trust which may hereafter be executed covering the Project or the Premises, the real property thereunder, or any portion thereof, for the full amount of all advances made or to be made thereunder and without regard to the time of character of such advance, together with interest thereon, and subject to all the terms and provisions thereof; provided that Landlord or the holder of the security interest will recognize Tenant’s rights under this Lease.

25.         SURRENDER; WAIVER OF REDEMPTION; HOLDING OVER

25.1                    Surrender of Premises.  At the expiration or termination of this Lease, Landlord may, at Landlord’s election, demand the removal from the Premises of all fixtures and improvements (including without limitation all Building improvements), or of certain fixtures or improvements or both, provided, however, that Tenant shall not have any obligation to remove the initial Tenant Improvements generally described in Exhibit B; otherwise, Tenant shall surrender to Landlord the Premises and all alterations and additions thereto broom clean and in good order, repair and condition (except for ordinary wear and tear).  Tenant shall remove all personal property and trade fixtures prior to the expiration of the Term, including any signs, notices and displays placed by Tenant.  Tenant shall perform all reasonably necessary restoration, including, without limitation, restoration made reasonably necessary, by the removal of Tenant’s personal property or trade fixtures prior to the expiration or termination of this Lease.  Tenant shall have no obligation to change the character of or possible uses for the Building.  Landlord can elect to retain or dispose of, in any manner, any alterations, utility installations, trade fixtures or personal property that Tenant is obligated to remove pursuant to the terms of this Lease and does not remove from the Premises on expiration or termination of the Lease Term as allowed or required by this Lease.  Title to any such alterations, utility installations, trade fixtures or personal property (which was not removed by Tenant as required in this Lease) that Landlord elects to retain or dispose of on expiration of the Lease Term shall automatically vest in Landlord.  Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord’s retention or disposition of any such alterations, utility installations, trade fixtures or personal property (not removed by Tenant as required in this Lease).  Tenant shall be liable to Landlord for Landlord’s costs for storing, removing and disposing of any alterations, utility installations, trade fixtures or personal property that Tenant was required to remove under this Lease, and shall indemnify and hold Landlord harmless from the claim of any third party to an interest in such alterations, utility installations, trade fixtures or personal property.

25.2                    Holding Over.  Tenant shall have no legal right to holdover.  If Tenant holds over the Premises or any part thereof after expiration of the Term of this Lease, such holding over shall, at Landlord’s option, constitute a month-to-month tenancy, at a rent equal to one hundred fifty percent (150%) of the Minimum Monthly Rent in effect immediately prior to such holding over and shall otherwise be on all the other terms and conditions of this Lease.  Landlord’s acceptance of any payment provided hereunder shall not be construed as Landlord’s permission for Tenant to hold over. Acceptance of rent by Landlord following expiration or termination shall not constitute a renewal of this Lease or extension of the Lease Term except as specifically set forth above.  If Tenant fails to surrender the Premises upon expiration or earlier termination of this Lease, Tenant shall indemnify and hold Landlord harmless from and against all loss or liability resulting or arising out of Tenant’s failure to surrender the Premises, including, but not limited to, any amounts required to be paid to any tenant or prospective tenant who was to have occupied the Premises after the expiration or earlier termination of this Lease and any related attorney’s fees and brokerage commissions.

26.         HAZARDOUS MATERIALS

26.1       Definitions.

26.1.1        Hazardous Material.  Hazardous Material means any substance:

(i)                                   the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy, or common law; or

(ii)                                which is or becomes defined as a “hazardous waste”, “hazardous substance”, “hazardous materials”, “toxic substances”, pollutant, or contaminant under any federal, state, or local statue, regulation, rule, or ordinance or amendments thereto including, without limitation, the Federal Water Pollution Control Act (33 U.S.C. Section 1251, et seq.), Resource Conversation & Recovery Act (42 U.S.C. Section 6901 et seq.), Safe Drinking Water Act (42 U.S.C. Section 300(f) et seq.), Toxic Substances Control Act (15 U.S.C. Section 2601 et

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seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), Comprehensive Environmental Response of Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), California Health & Safety Code (Sections 25100 et seq.  and 39000 et seq.), California Water Code (Section 13000 et seq.), and other comparable state laws relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, disposal or transportation of Hazardous Materials; or

(iii)                       which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency, or instrumentality of the United States, the State of California or any political subdivision thereof.

26.1.2        Environmental Requirements.  Environmental Requirements means all applicable present and future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items, of all government agencies, departments, commissions, boards, bureaus, or instrumentalities of the United States, states, and political subdivisions thereof and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment, including, without limitation: (a) all requirements, including but not limited to those pertaining to reporting, licensing, permitting, investigation, and remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials, chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials or wastes whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials, or wastes, whether solid, liquid, or gaseous in nature; and (b) all requirements pertaining to the protection of the health and safety of employees or the public.

26.1.3        Environmental Damages.  Environmental Damages means all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs, and expenses of investigation and defense of any claim, whether or not such claim is untimely defeated, and of any good faith settlement of judgment, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including without limitation reasonable attorneys’ fees and disbursements and consultants’ fees, any of which are incurred at any time as a result of Tenant’s use, storage, or disposal of Hazardous Materials on the Premises or the existence of a violation of Environmental Requirements on the Premises, and including without limitation: (a) damages for personal injury, or injury to property or natural resources occurring upon or off of the Premises, foreseeable or unforeseeable, including, without limitation, lost profits, consequential damages, the cost of demolition and rebuilding of any improvements on real property, interest and penalties including but not limited to claims brought by or on behalf of employees of Tenant with respect to which Tenant waives any immunity to which it may be entitled under any industrial or worker’s compensation laws; (b) fees incurred for the services of attorneys, consultants, contractors, experts, and laboratories and all other costs incurred in connection with the investigation or remediation of such Hazardous Materials in violation of Environmental Requirements including, but not limited to, the preparation of any feasibility studies or reports or the performance of any cleanup, remediation, removal, response, abatement, containment, closure, restoration, or monitoring work required by any federal, state, or local governmental agency or political subdivision, or reasonably necessary to make full economic use of the Premises or any other property in a manner consistent with its current use or otherwise expended in connection with such conditions, and including without limitation any attorneys’ fees, costs, and expenses incurred in enforcing this Lease or collection of any sums due hereunder; (c) liability to any third person or government agency to indemnify such person or agency for costs expended in connection with the items referenced above; and (d) diminution in the value of the Premises, and damages for the loss of business and restriction on the use of or adverse impact on the marketing of rentable or usable space or of any amenity of the Premises.

26.2                    Prohibited Uses.  Tenant shall not cause or give permission for the use (except for minimal quantities of any substance which technically could be considered a Hazardous Material provided (i) such substance is of a type normally used by Tenant, and (ii) Tenant complies with all legal requirements applicable to such Hazardous Material) of any substances, materials or wastes subject to regulation under legal requirements from time to time in effect concerning hazardous, toxic or radioactive materials, on or about the Premises, unless Tenant shall have received Landlord’s prior written reasonable consent.

26.3                    Obligation to Indemnify, Defend, and Hold Harmless.  Tenant and its successors, assigns, and guarantors, agreed to indemnify, defend, reimburse, and hold harmless (a) Landlord and its agents, successors and assigns, (b) any other person who acquires a portion of the Premises in any manner, including but not limited to the purchase, at a foreclosure sale or

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otherwise through the exercise of the rights and remedies of Landlord under this agreement, and (c) the directors, officers, shareholders, employees, partners, agents, contractors, subcontractors, experts, licensees, affiliates, lessees, mortgagees, trustees, heirs, devisees, successors, assigns, and invitees of such persons, from and against any and all Environmental Damages arising from the presence of Hazardous Materials used, stored, disposed of or brought upon, about, or beneath the Premises by Tenant, or Tenant’s agents, contractors, vendors or invitees  (collectively the “Tenant Parties”) or any such Hazardous Materials migrating from the Premises, or arising in any manner as a result of the Tenant Parties’ violation of any Environmental Requirements and the Tenant Parties’ activities thereon, unless to the extent such Environmental Damages exist as a direct result of the negligence or willful misconduct of Landlord.

Landlord and its successors and assigns, agree to indemnify, defend, reimburse, and hold harmless (a) Tenant and its agents, successors and assigns, directors, officers, shareholders, employees, partners, agents, contractors and invitees of such persons, from and against any and all Environmental Damages arising from (i) the presence of Hazardous Materials used, stored, disposed of or brought upon, about, or beneath the Premises on or before the Commencement Date or (ii) which are caused by the negligence or willful misconduct of Landlord, or Landlord’s agents, contractors, or vendors.

Tenant’s and Landlord’s obligations hereunder shall include, but not be limited to, the burden and expense of defending all claims, suits, and administrative proceedings (with counsel reasonably approved by Landlord), conducting all negotiations of any description, and paying and discharging, when and as the same become due, any and all judgments, penalties or other sums due against such indemnified persons and to remediate the Premises pursuant to Section 26.4 below.  Landlord at its own sole expense may employ additional counsel of its choice to associate with counsel representing Tenant.  Notwithstanding anything contained herein to the contrary, Tenant shall in no event be held liable or responsible (including without limitation, for the removal or encapsulation thereof) for any Hazardous Materials migrating from the Premises or existing in or upon the Premises prior to the date Tenant accepts possession of the same.

Tenant’s and Landlord’s obligations hereunder, as applicable, shall survive the expiration or earlier termination of this Lease, the discharge of all other obligations owned by the parties to each other, and any transfer of title to the Premises (whether by sale, foreclosure, deed in lieu of foreclosure or otherwise).

The obligations of Tenant under this paragraph shall not apply to any Environmental Damages, the violation of any Environmental Requirements or the presence of any Hazardous Material to the extent that such condition or event arose or existed prior to the effective date of this Lease.  As a result of any pre-existing Environmental Damages or the presence of any Hazardous Materials prior to the date Tenant accepts possession of the Premises, in the event any legal requirement or governmental entity requires the Premises to be inspected, tested or surveyed for the presence of any Hazardous Materials prior to or during Tenant’s occupancy of the Premises, Landlord, at its sole cost and expense, shall perform such required activities.

26.4       Obligation to Remediate.  Pursuant to Section 26.3 of the Lease, Tenant shall, upon demand of Landlord, and at its sole cost and expense, promptly take all actions to remediate the Premises which are required by any federal, state, or local government agency or political subdivision or which are reasonably necessary to mitigate Environmental Damages for which Tenant is obligated above.  Such actions shall include, but not be limited to, the investigation of the environmental condition of the Premises, the preparation of any feasibility studies, reports, or remedial plans, and the performance of any cleanup, remediation, containment, operations, maintenance, monitoring, or restoration work, whether on or off the Premises.  Tenant shall further take all actions necessary to restore the Premises to a substantially similar condition existing prior to Tenant’s introduction of Hazardous Material upon, about or beneath the Premises, notwithstanding any lesser standards of remediation allowed under applicable law or governmental policies.  All such work shall be performed by one or more contractors, selected by Tenant and reasonably approved in advance and in writing by Landlord.  Tenant shall proceed continuously and diligently with such investigatory and remedial actions, provided that in all cases such actions shall be in accordance with all applicable requirements of government entities.  Any such actions shall be performed in a good, safe, and workmanlike manner and shall minimize any impact on the businesses conducted on the Premises and/or those businesses conducted at the Project.  Tenant shall pay all costs in connection with such investigatory and remedial activities, including but not limited to all power and utility costs, and any and all taxes or fees that may be applicable to such activities.  Tenant shall promptly provide to Landlord copies of testing results and reports that are generated in connection with the above activities and that are submitted to any government entity.  Promptly

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upon completion of such investigation and remediation, Tenant shall permanently seal or cap all monitoring wells and test holes to industrial standards in compliance with applicable federal, state, and local laws and regulations, remove all associated equipment, and restore the Premises which shall include, without limitation, the repair of any surface damage, including paving, caused by such investigation or remediation hereunder.  Within thirty (30) days of demand therefor, Tenant shall provide Landlord with a bond, letter of credit, or similar financial assurance evidencing that the necessary funds are available to perform the obligation established by this paragraph.

26.5                    Notification.  If Tenant shall become aware of or receives notice of any actual, alleged, suspected, or threatened violation of Environmental Requirements, or liability of Tenant for Environmental Damages in connection with the Premises or past or present activities of any person thereon, including but not limited to notice or other communication concerning any actual or threatened investigation, inquiry, lawsuit, claim, citation, directive, summons, proceeding, complaint, notice, order, writ, or injunction, relating to same, then Tenant shall deliver to Landlord, within ten (10) days of the receipt of such notice or communication by Tenant, a written description of said violation, liability, correcting information, or actual threatened event or condition, together with copies of any documents evidencing same.  Receipt of such notice shall not be deemed to create any obligation on the part of Landlord to defend or otherwise respond to any such notification.

26.6                    Termination of Lease.  Upon the expiration or earlier termination of the Lease Term, Tenant shall surrender possession of the Premises to Landlord free of contamination attributable to Hazardous Materials that are in excess of concentrations permitted by any applicable Environmental Requirements and that Tenant is obligated to remediate pursuant to Section 26.3 above.  Tenant shall further take all actions necessary to restore the Premises to a substantially similar condition existing prior to Tenant’s introduction of Hazardous Material upon, about or beneath the Premises, notwithstanding any lesser standards of remediation allowed under applicable law or governmental policies. In addition to all other remedies available to Landlord hereunder, Tenant expressly agrees that even though Tenant’s right of occupancy shall have terminated, Tenant shall remain liable to pay Landlord an amount per month (or a pro rata portion thereof) equal to one hundred twenty-five percent (125%) of the Minimum Monthly Rent in effect for the month immediately preceding the month of expiration or earlier termination (less any amounts received by Landlord from any other occupant of the Premises during this period), until Tenant shall have surrendered possession of the Premises to Landlord free of any such Hazardous Materials.

26.7                    Toxic Substances Disclosure.  The parties acknowledge the obligation of Tenant,  to advise Landlord concerning Hazardous Materials located upon the Premises pursuant to the provisions of California Health and Safety Code Section 25359.7.  The parties hereby agree that this Section 26.7 constitutes the notice required pursuant to said statute and Landlord hereby waives its right to further notice pursuant to such statute to the extent described herein. The parties acknowledge that Tenant shall maintain and use certain substances upon the Premises which may be classified as “hazardous substances” to clean and maintain the Premises.  The parties acknowledge that the use of any of such substances which may be a “hazardous substance” within the scope of Health and Safety Code Section 25359.7 shall not constitute a breach of this Lease and shall require no further notice from Tenant.  Tenant agrees, however, that the use of other Hazardous Materials upon the Premises is not subject to the terms of this notice and waiver and Tenant shall be obligated to report the existence of such other Hazardous Materials pursuant to the requirements of Health and Safety Code Section 25359.7.

26.8 Landlord Representation.  Notwithstanding anything to the contrary contained herein, Landlord hereby represents and warrants that, as of the Effective Date, to its actual knowledge and without any duty of investigation or inquiry, the underlying soil, the Building and Premises are free of Hazardous Materials. It shall be the responsibility of Landlord, at its sole cost and expense, to remove any Hazardous Materials prior to the Commencement Date, found in the Premises or Building during the construction of the Tenant Improvements.

27.         INTENTIALLY OMITTED

28.         WRITTEN NOTICES

Whenever under this Lease a provision is made for any demand, notice or declaration of any kind or where it is deemed desirable or necessary by either party to give or serve any such notice, demand or declaration to the other, it shall be in writing and (i) served personally, (ii) sent by registered or certified mail, return receipt requested, with postage prepaid, or (iii) sent by a private overnight express carrier, addressed to Tenant or Landlord, as the case may be, at the notice address specified for each in the Basic Provisions.  Either party may by

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like notice at any time and from time to time designate a different address to which notices shall be sent.  Mailed notices shall be effective upon the earlier of (a) actual receipt as evidenced by the return-receipt or (b) three (3) days after mailing.  Notices sent by overnight carrier shall be effective as of the next business day.  Notices personally served shall be effective immediately upon delivery.

29.         JOINT AND SEVERAL LIABILITY

Each person or entity named as a Tenant in this Lease, or who hereafter becomes a party to this Lease as a tenant in the Premises, or as a permitted assignee or subtenant of Tenant, shall be jointly and severally liable for the full and faithful performance of each and every covenant and obligation required to be performed by Tenant under the provisions of this Lease.

30.         BINDING ON SUCCESSORS, ETC.

Landlord and Tenant agree that each of the terms, conditions, and obligations of this Lease shall extend to and bind, or inure to the benefit of (as the case may require), the respective parties hereto, and each of their respective heirs, executors, administrators, representatives, and permitted successors and assigns.

31.         ATTORNEYS’ FEES

In the event that any legal action is instituted by either of the parties hereto to enforce or construe any of the terms, conditions or covenants of this Lease, or the validity thereof, the party prevailing in any such action shall be entitled to recover from the other party all court costs and a reasonable attorneys’ fee to be set by the court or arbitrator, and the costs and fees incurred in enforcing any judgment entered therein.

32.         FURTHER ASSURANCES

Each of the parties hereto agrees to perform all such acts (including, but not limited to, executing and delivering such instruments and documents) as reasonably may be necessary to fully effectuate each and all of the purposes and intent of this Lease.

33.         CONSTRUCTION OF LEASE

The term and provisions of this Lease shall be construed in accordance with the laws of the State of California as they exist on the date hereof.

The parties agree that the terms and provisions of this Lease embody their mutual intent and that they are not to be construed more liberally in favor of, or more strictly against, any party hereto.

When the context in which words are used in this Lease indicates that such is the intent, words in the singular number shall include the plural and vice versa, and words in the masculine gender shall include the feminine and neuter genders and vice versa.

The Article, Section and subsection headings contained in this Lease are for purposes of identification and reference only and shall not affect in any way the meaning or interpretation of any provision of this Lease.

Unless otherwise specifically indicated to the contrary, the word “days” as used in this Lease shall mean and refer to calendar days.

Except as otherwise provided herein, wherever in this Lease the consent of a party is required to any act by or for the other party, such consent shall not be unreasonably withheld or delayed.  Landlord’s actual reasonable costs and expenses subject to any limitations set forth in the Lease, (including architects’, attorneys’, engineers’ and other consultants’ fees) incurred in the consideration of, or response to, a request by Tenant for any Landlord consent shall be paid by Tenant within ten (10) days upon receipt of an invoice and supporting documentation therefore.  Landlord’s consent to any act, assignment or subletting shall not constitute an acknowledgment that no default or breach by Tenant of this Lease exists, nor shall such consent be deemed a waiver of any then existing default or breach.  The failure to specify herein any particular condition to Landlord’s consent shall not preclude the imposition by Landlord at the time of the consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given.

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The word “Tenant” shall be deemed and taken to mean each and every person or party mentioned as a tenant herein, whether or not one or more, and if there shall be more than one tenant, any notice required or permitted by the terms of this Lease may be given by or to any one thereof and shall have the same force and effect as if given by or to all thereof.  The use of the neuter singular pronoun to refer to Tenant shall be deemed a proper reference even though Tenant may be an individual, a partnership, a corporation, a limited liability company, or a group of two or more individuals or corporations.  The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Tenant and to either corporations, limited liability companies, associations, partnership or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

34.         PARTIAL INVALIDITY

If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforceable to the fullest extent permitted by law.

35.         NO RECORDING

Neither this Lease nor any memorandum of this Lease shall be recorded without the prior written consent of Landlord and its mortgage lenders.

36.         COMPLETE AGREEMENT

It is understood that there are no oral agreements or representations between the parties hereto affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements or representations and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease.  There are no representations or warranties between the parties other than those contained in this Lease and all reliance by the parties hereto with respect to representations and warranties is solely upon the representations and warranties contained in this document. This Lease, and the Attachments and Exhibits hereto, constitute the entire agreement between the parties and may not be altered, amended, modified, or extended except by an instrument in writing signed by the parties hereto.

37.         NO IMPLICATION OF EXCLUSIVE USE

Nothing contained in this Lease shall be deemed to give Tenant an express or implied exclusive right to operate any particular type of business in the Project.

38.         TENANT A CORPORATION OR LIMITED LIABILITY COMPANY

In the event Tenant (or Tenant’s general partner) hereunder shall be a corporation or limited liability company, the parties executing this Lease on behalf of the Tenant hereby covenant and warrant that Tenant (or Tenant’s general partner) is a duly qualified corporation or company and all steps have been taken prior to the date hereof to qualify Tenant to do business in the state wherein the Project is situated and all franchise and corporate taxes have been paid to date; and all future forms, reports, fees and other documents necessary to comply with applicable law will be filed when due. Each individual executing this Lease on behalf of said corporation or company represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation or company in accordance with the bylaws of said corporation (or operating agreement of said company), and that this Lease is binding upon said corporation or company in accordance with its terms. If Tenant is a corporation or limited liability company, Tenant shall, upon execution of this Lease, deliver to Landlord a certified copy of a resolution of the Board of Directors (or members or managers) of said corporation or company authorizing or ratifying the execution of this Lease.

39.         SUBMISSION OF DOCUMENT

The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises.  This document shall become effective and binding only upon execution and delivery hereof by Tenant and by Landlord (or, when duly authorized, by Landlord’s agent or employee).  No act or omission of any agent of Landlord or of Landlord’s broker shall alter, change or modify any of the provisions hereof.

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40.         NO PERSONAL OBLIGATION OF LANDLORD

The obligations of Landlord under this Lease do not constitute personal obligations of the limited partners of the limited partnership which is Landlord herein, and Tenant shall look solely to the real estate that is the subject of this Lease and to no other assets of Landlord for satisfaction of any liability in respect of this Lease and will not seek recourse against the partners of the limited partnership which is Landlord herein, nor against any of its or their assets for such satisfaction.

41.         EXCAVATION

Landlord shall have the right to utilize the land on which the Project is located (the “Land”) for purposes of excavation and shall have the right to authorize the use of, and grant licenses and easements over, the Land to owners of adjacent property or governmental authorities for excavation purposes.  If an excavation is made upon the Land or any of the Land adjacent to the Building by Landlord or said owner of adjacent property, Tenant shall license and authorize Landlord or said owner to enter on to the Premises for the purpose of performing such work in connection with the excavation as may be necessary or prudent to preserve the Building from injury or damage.  Tenant shall have no claim for damages or indemnity against Landlord or any right to abatement of rent in connection therewith.

42.         ARBITRATION

Any dispute between the parties hereto (except for any event of default or dispute regarding the payment of rent, either (or both) of which Landlord shall be entitled to its remedies under Article 17 hereof, and except for any dispute for which the Superior Court for the location in which the Premises are situated has jurisdiction by virtue of the California Code of Civil Procedure, Section 1161 et. seq [as the same may be recodified or amended from time to time]) shall be determined by arbitration.  Whenever any such dispute arises between the parties hereto in connection with the Premises or this Lease and either party give written notice to the other that such dispute shall be determined by arbitration, then within thirty (30) days after the giving of the notice, both parties shall select and hire one member of the panel of Judicial Arbitration and Mediation Services, Inc. (“Judge”).  The Judge shall be a retired judge experienced with commercial real property lease disputes in the County in which the Premises are located.  As soon as reasonably possible, but no later than forty (40) days after the Judge is selected, the Judge shall meet with the parties at a location reasonably acceptable to Landlord, Tenant and the Judge.  The Judge shall determine the matter within ten (10) days after any such meeting.  Each party shall pay half the costs and expenses of the Judge.

If Judicial Arbitration and Mediation Services, Inc. ceases to exist, and either party gives written notice to the other that a dispute shall be determined by arbitration, then, unless agreed otherwise in writing by the parties, all arbitrations hereunder shall be governed by California Code of Civil Procedure Sections 1280 through 1294.2, inclusive, as amended or recodified from time to time, to the extent they do not conflict with this Article.  Within ten (10) days after delivery of such notice, each party shall select an arbitrator with at least five (5) years’ experience in commercial real property leases in the County in which the Premises are located and advise the other party of its selection in writing.  The two arbitrators so named shall meet promptly and seek to reach a conclusion as to the matter to be determined, and their decision, rendered in writing and delivered to the parties hereto, shall be final and binding on the parties. If said arbitrators shall fail to reach a decision within ten (10) days after the appointment of the second arbitrator, said arbitrators shall name a third arbitrator within the succeeding period of five (5) days.  Said three (3) arbitrators thereafter shall meet promptly for consideration of the matter to be determined and the decision of any two (2) of said arbitrators rendered in writing and delivered to the parties hereto shall be final and binding on the parties.

If either party fails to appoint an arbitrator within the prescribed time, and/or if either party fails to appoint an arbitrator with the qualifications specified herein, and/or if any two arbitrators are unable to agree upon the appointment of a third arbitrator within the prescribed time, then the Superior Court of the County in which the Premises is located may, upon request of any party, appoint such arbitrators, as the case may be, and the arbitrators as a group shall have the same power and authority to render a final and binding decision as where the appointments are made pursuant to the provisions of the preceding paragraph.  All arbitrators shall be individuals with at lease five (5) years experience negotiating or arbitrating disputes arising out of commercial real property leases in the County where the Premises are located.  All determinations by arbitration hereunder shall be binding upon Landlord and Tenant.

Any determination by arbitration hereunder may be entered in any court having jurisdiction.

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END OF THE STANDARD TERMS & CONDITIONS

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ATTACHMENT 1

RULES AND REGULATIONS

1.                                     No automobile, recreational vehicle or any other type of vehicle or equipment shall remain upon the Common Area longer than 24 hours, and no vehicle or equipment of any kind shall be dismantled or repaired or serviced on the Common Area. All vehicle parking shall be restricted to areas designated and marked for vehicle parking. The foregoing restrictions shall not be deemed to prevent temporary parking for loading or unloading of vehicles in designated areas.

2.                                     Tenant and its agents and invitees shall not obstruct the sidewalks, common halls, passageways, driveways, entrances and exits of any Building; such facilities shall be used only for ingress to and egress from the Premises and other buildings, if any, in the Project.

3.                                     Signs will conform to sign standards and criteria established from time to time by Landlord. Excepting any signs specifically permitted in the Lease, no other signs, placards, pictures, banners, advertisements, names or notices shall be inscribed, displayed or printed or affixed on or to any part of the outside or inside of the building without the written consent of Landlord, and Landlord shall have the right to remove any such non-conforming signs, placards, pictures, banners, advertisements, names or notices without notice to and at the expense of Tenant.

4.                                     No antenna, aerial, discs, dishes or other such device shall be erected on the roof or exterior walls of the Building or on the grounds without the written consent of the Landlord in each instance. Any device so installed without such written consent shall be subject to removal without notice at any time.

5.                                     No loud speakers, televisions, phonographs, radios or other devices shall be used in a manner so as to be heard or seen outside of the Premises without the prior written consent of the Landlord.

6.                                     The outside areas adjoining the Premises shall be kept clean and free from dirt and rubbish by the Tenant to the satisfaction of Landlord, and Tenant shall not place or permit any obstruction or materials in such areas or permit any work to be performed outside the Premises.

7.                                     No open storage shall be permitted in the Project.

8.                                     All garbage and refuse shall be placed in containers placed at the locations designated for refuse collection, in the manner specified by Landlord. All trash and refuse shall be stored in adequate containers within the Premises and removed at regular intervals to the common pickup station authorized by Landlord. Tenant shall be responsible for complete dismantling of all boxes and cartons and for cleanup of any clutter resulting from the dumping of trash. Cartons and boxes are not to be stored outside the Premises and trash of any kind shall not be burned in or about the Premises.

9.                                     Other than any internal vending machines in Tenant’s break room, no vending machine or machines of any description shall be installed, maintained or operated upon the Common Area without Landlord’s prior written consent.

10.                              Tenant shall not disturb, solicit, or canvass any occupant of the Building and shall cooperate to prevent same.

11.                              No noxious or offensive trade or activity shall be carried on in any units or on any part of the Common Area, nor shall anything be done thereon which would in any way interfere with the quiet enjoyment of each of the other tenants of the Project or which would increase the rate of insurance or overburden utility facilities from time to time existing in the Project.

12.                              All moving of furniture, freight or equipment of any kind shall be done at the times and in the manner prescribed by Landlord and through entrances prescribed for such purpose by Landlord. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building. Safes or other heavy objects shall be placed upon wooden strips of such thickness as Landlord determines necessary to properly distribute the weight. All damage done to the Premises, the Building, the Project and/or

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Common Areas by moving or maintaining any such safe or other property shall be repaired at Tenant’s cost.

13.                              The delivery or shipping of merchandise, supplies and fixtures to and from the Premises shall be subject to such rules and regulations as in the judgment of the Landlord are necessary for the proper operation of the Project.

14.                              Plumbing facilities shall be used only for the purpose for which they were constructed. Tenant shall pay the expense of any breakage, stoppage, or damage resulting from misuse or from the deposit of any substance into the plumbing facilities by Tenant or its agents or invitees.

15.                              Tenant shall assure that all water faucets or water apparatus and all electricity have been shut off before Tenant or its agents or invitees leave the Building, so as to prevent waste or damage.

16.                              Tenant, upon termination of its tenancy, shall deliver to Landlord all keys to stores, offices, rooms and restroom facilities that were furnished to Tenant or that Tenant has had made. Tenant shall pay Landlord the costs of replacing any lost keys and, at the option of Landlord, the costs of changing locks necessitated by the loss or theft of keys furnished to Tenant.

17.                              Tenant shall notify Landlord promptly of any damage to the Premises, the Building, the Project and/or the Common Areas resulting from or attributable to the acts of others.

18.                              Upon request of the Landlord, Tenant shall furnish to Landlord a current list of the names, vehicle descriptions and vehicle license numbers of each of Tenant’s agents or employees who utilize the parking facilities of the Building.

19.                              Upon the request of Landlord, Tenant shall employ and use at Tenant’s sole cost and expense a licensed pest exterminator selected by Landlord at such intervals as Landlord may request.

20.                              Landlord reserves the right to make such amendments to these Rules and Regulations from time to time as are nondiscriminatory and not inconsistent with the Lease.

21.                              Landlord shall use its best efforts to enforce the Rules and Regulations on a uniform basis as to all tenants in the Project, but Landlord shall not be responsible to Tenant or to any persons for the nonobservance or violation of these rules and regulations by any other tenant or other person. Tenant shall be deemed to have read these rules and to have agreed to abide by them as a condition to its occupancy of the Premises.

END OF RULES AND REGULATIONS

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EXHIBIT B

PREPARATION OF PREMISES

Tenant accepts the Premises in their “as is” condition (subject to Landlord’s obligations to maintain and repair the Premises set forth in the Lease) and Landlord has no obligation to make improvements to the Premises or provide an improvement allowance other than the following:

B.1                        Premises shall be delivered to the Tenant in a condition which meets all of the following criteria:

a) broom-clean and free from debris; and

b) all mechanical, lighting and plumbing systems and all Building systems servicing the Premises in good working order; and

c) all existing electrical and HVAC equipment in good working order.  Landlord shall warrant the existing HVAC unit for the Term of the Lease or any renewal terms and shall maintain any portion of the same, which provides nonexclusive services to the Premises, as part of the Operating Costs.  Said warranty shall include the existing HVAC unit or units, and shall not include balancing, thermostats specific to the Premises, ductwork changes deemed necessary by the Tenant after the Commencement Date, relocation of any supply and return registers or any condition created by Tenant’s use which shall exceed the cooling capacity of the unit; and

d) a demising wall shall be constructed in the Premises per the terms of a mutually acceptable space plan. Said demising wall shall be constructed in compliance with all codes and laws and in a workmanlike manner as follows: (i) wall shall be floor to second floor deck, (ii) the separation provided by the wall shall include separate electrical and HVAC controls for each of the divided spaces, and (iii) any relocation and/or encapsulation of other tenants’ equipment, conduits, infrastructure and/or cabling above the ceiling in the Premises deemed necessary for the construction of the wall.

All the items in Section B.1 above shall be known as “Landlord’s Work”.  The Anticipated Completion Date for the Landlord’s work is September 1, 2013.

B.2                        Landlord, at Landlord’s sole cost and expense and separate from the Tenant Improvement Allowance set forth herein, and in an amount not to exceed $1,500.00, shall make funds available to Tenant for the sole purpose of providing the initial space plan prepared by Poliquin Kellogg Design Group (the “Architect”), which space plan has been approved by Landlord and Tenant and is attached hereto as Exhibit B-1 (the “Space Plan”).

B.3                        The initial Tenant Improvements (the “Tenant Improvements”) shall be constructed by Tenant, and shall be made at Tenant’s sole cost and expense, subject to reimbursement under the terms of the Tenant Improvement Allowance set forth below.  Following the mutual execution of the Lease, Tenant shall promptly cause the preparation of additional construction documents by the Architect and any required engineers which shall be substantially consistent with the Space Plan (the “Construction Documents”). The Construction Documents shall be approved by Landlord (which approval shall not be unreasonably withheld, delayed or conditioned) and Tenant prior to the commencement of the construction of the Tenant Improvements by Tenant. Tenant shall select the general contractor subject to Landlord’s approval as set forth below. Tenant shall engage the Architect, engineers, general contractor and all other consultants or vendors necessary for the completion of the Tenant Improvements based on the approved Construction Documents. Promptly after the Landlord’s and Tenant’s approval of the Construction Documents, Tenant or Tenant’s general contractor shall secure all necessary permits from the applicable governmental agencies in order to construct the Tenant Improvements in accordance with the Construction Documents. Tenant shall pay for all costs of the Tenant Improvements to the Premises, subject to reimbursement for any qualifying expenses under the terms of the Tenant Improvement Allowance set forth below.  Notwithstanding anything to the contrary contained herein, Tenant shall not pay for any of the Landlord’s Work defined above and for any changes to the scope of the Tenant Improvements or the approved Construction

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documents that are in connection with (1) any work required by a governmental agency outside the Premises and in the Building common areas (including restrooms) in order to comply with any laws and codes, and (2) any latent defects in the Building systems and Shell & Core. Landlord, at Landlord’s sole cost and in addition to and separate from the Tenant Improvement Allowance, shall pay for the Landlord’s Work defined above and any other expenses defined as a Landlord expense under the terms of this Lease.

The Tenant Improvements (except trade fixtures) shall at once become a part of the Premises and shall be surrendered to Landlord upon the expiration or sooner termination of this Lease~~. Provided Tenant successfully exercises their Renewal Option defined in Exhibit G, and notwithstanding anything to the contrary contained herein or in the Lease,~~ Tenant shall not be responsible for the removal at termination or expiration of the Lease ~~(as extended under the terms of the Renewal Option)~~ of any of the initial Tenant Improvements which are constructed by Tenant.

All work with respect to the Tenant Improvements must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the improvements on the Premises shall at all times be a complete unit except during the period of work.  Any such Tenant Improvements shall be performed and done strictly in accordance with the laws and ordinances relating thereto, and with the commercially reasonable requirements of all carriers of insurance on the Premises.  In performing the work of any such Tenant Improvements, Tenant agrees to use a bondable contractor, which contractor shall be either (1) one of the contractors set forth in a listing of approved contractors prepared by Landlord, or (2) if not set forth in such a listing, approved by Landlord in writing prior to the commencement of Tenant’s work, such approval not to be unreasonably withheld, delayed or conditioned; and Tenant shall have the work performed in such a manner so as not to obstruct the access of any other tenant in the Project.  Before commencing any such work or construction in or about the Premises, Tenant shall notify Landlord in writing of the expected date of commencement thereof.  Landlord shall have the right at any time and from time to time to post and maintain on the Premises such notices as Landlord deems necessary to protect the Premises and Landlord from the liens of mechanics, laborers, materialmen, suppliers or vendors.

B.4  Landlord grants to Tenant a one-time Tenant Improvement Allowance not to exceed $20.00 per square foot ($72,160.00) for Tenant’s interior improvements of the Premises.  Said allowance may be used for the costs associated with the construction of the Tenant Improvements including, but not limited to, the preparation of the Construction Documents, permits, and construction materials.  In one lump sum disbursement, The Tenant Improvement Allowance, in its entirety, shall be disbursed by Landlord upon presentation by Tenant to Landlord (but no later than thirty (30) days from Landlord’s receipt of such presentation) of:

i)   Copies of Tenant’s paid invoices for costs associated with the Tenant Improvements; and

ii)   All applicable unconditional final lien wavers; and

iii)  Certificate of Occupancy or equivalent; and

iv)  Copies and CAD of any as-built construction drawings that may be created.

All improvements must be performed by licensed contractors and are subject to Landlord’s review and approval, which approval shall not be unreasonably withheld, delayed or conditioned.  If Tenant does not utilize the Tenant Improvement Allowance by July 31, 2014, the Tenant Improvement Allowance shall become null and void and Tenant shall forever lose its right to utilize said allowance.

B.5   Tax Matters:  Landlord and Tenant agree that any improvement costs incurred by Landlord that exceed the Total Allowance shall be allocated between Landlord and Tenant, for depreciation and income tax purposes, solely by the Landlord.  It will be the intention of Landlord to allocate Landlord’s contribution to such improvement items that have the shortest useful life.  The parties agree to abide by the allocation of improvement costs as

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determined by Landlord, and agree to report the transaction for income tax purposes as so allocated by Landlord.

END OF EXHIBIT B

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EXHIBIT F

REAL ESTATE COMMISSIONS

Tenant warrants that it has had no dealings with any real estate broker or agents in connection with the negotiation of this Lease excepting only Cresa Partners, Hayes Commercial Group, and The Towbes Group, Inc. and it knows of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Based on Tenant’s warranties to Landlord, Landlord agrees to hold Tenant harmless for claims of commission by the above-referenced brokers or agents.  Landlord agrees and acknowledges that Landlord shall pay all commissions in connection with this Lease to Cresa Partners, Hayes Commercial Group, and The Towbes Group, Inc., pursuant to a separate agreement between Landlord and Hayes Commercial Group.

END OF EXHIBIT F

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F-1

EXHIBIT G

TENANT’S OPTION TO RENEW

1.               Grant of Option

Landlord hereby grants to Tenant, on the terms and conditions set forth below, one (1) successive option to renew this Lease (the “Renewal Option”).  The Renewal Option shall be for a renewal term of three (3) years.  The renewal term shall be subject to all of the provisions of this Lease, including but not limited to the provisions for any increase in Minimum Monthly Rent.  The option granted to Tenant in this Lease are personal to Tenant and a Permitted Transferee and cannot be exercised by anyone other than Tenant and only while Tenant is in full possession of the Premises, and, if required by Landlord, certifying that Tenant has no intention of thereafter assigning or subletting this Lease.

2.                                    Conditions to Exercise

The right of Tenant to exercise its renewal option is subject to Tenant’s compliance with all of the following conditions precedent:

(a) The Lease shall be in effect at the time written notice of exercise is received and on the last day of the existing Lease Term; and

(b) Tenant shall not be in default (after having failed to cure within the period allowed for hereinafter receipt of written notice thereof from Landlord) under any provisions of this Lease at any time in the twelve (12) months prior to the time notice of exercise is given or at any time from the time notice of exercise is given to the last day of the existing Lease Term; and

(c) At least six (6) months and not more than nine (9) months before the last day of the existing Lease Term, Tenant shall have given Landlord written notice of exercise of option, which notice, once given, shall be irrevocable and binding on the parties hereto.    Notwithstanding the time Tenant elects to exercise its option, the process of determining the Fair Market Rental Rate (as defined below) shall not be commenced by Landlord and Tenant earlier than six (6) months prior to the commencement of the applicable option term; and

(d) Tenant shall not have incurred more than two (2) late charge processing charges nor more than two (2) notices of nonpayment under Section 3.4 of the Standard Terms and Conditions during the preceding twelve (12) months; and

(e) Neither Landlord nor Tenant has exercised any right to terminate this Lease due to damage to or destruction of the Premises or the building and improvements of which the Premises are a part, or any condemnation or conveyance under threat of condemnation.

3.                                    Minimum Monthly Rent

(a) The Minimum Monthly Rent at the beginning of the first option term shall be adjusted to the then “Fair Market Rental Rate,” as defined below.

(b)  For purposes of this Lease, the term “Fair Market Rental Rate” shall mean the annual amount per rentable square foot that Landlord has accepted in current transactions between non-affiliated parties from renewal and non-equity tenants for comparable space, for a comparable use, for a comparable period of time (“Comparable Transactions”) in the Project, or if there are not a sufficient number of Comparable Transactions in the Project, what a comparable landlord of a comparable building with comparable vacancy factors would accept in Comparable Transactions. In any determination of Comparable Transactions appropriate consideration shall be given to the annual rental rates per rentable square foot, the type of escalation clause (e.g., whether increases in additional rent are determined on a net or gross basis, and if gross, whether such increases are determined according to a base year or a base dollar amount expense stop), tenant improvement allowances, abatement provisions reflecting free rent and/or no rent during the period of construction or subsequent to the commencement date as to the space in question, length of the lease term, size and location of premises being leased, and other generally applicable conditions of tenancy for such Comparable Transactions.

(c)  Landlord shall determine the Fair Market Rental Rate by using its good faith judgment.  Landlord shall provide written notice of such amount within twenty (20) days after Tenant provides the notice to Landlord exercising Tenant’s option rights which require a calculation of the Fair Market Rental Rate; provided however that, in no event, shall Landlord be required to deliver such notice to Tenant more than one hundred eighty (180) days prior to the first day of the renewal term for which such determination is being made. Tenant shall have fifteen (15) days (“Tenant’s Review Period”) after receipt of Landlord’s notice of the new rental within which to accept such rental or to reasonably object thereto in writing. In the event Tenant objects, Landlord and Tenant shall attempt to agree upon such Fair Market Rental Rate using their best good faith efforts. If Landlord and Tenant fail to reach agreement within fifteen (15)

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G-1

days following Tenant’s Review Period (“Outside Agreement Date”), then each party shall place in a separate sealed envelope their final proposal as to Fair Market Rental Rate and such determination shall be submitted to arbitration as provided below.  Failure of Tenant to so elect in writing within Tenant’s Review Period shall conclusively be deemed its approval of the Fair Market Rental Rate determined by Landlord.

(d)  If both parties make timely individual determinations of the Fair Market Rental Rate under Article 2, the disagreement shall be resolved by arbitration under this Article 3.  Except as provided below, the determination of the arbitrators(s) shall be limited to the sole issue of whether Landlord’s or Tenant’s submitted Fair Market Rental Rate is the closest to the actual Fair Market Rental Rate as determined by the arbitrator(s), taking into account the requirements of subsection (a) above.  The arbitrator(s) must be a licensed real estate appraiser who has been active in the appraisal of corporate business parks properties in the City in which the Premises are located over the five year (5-year) period ending on the date of his or her appointment as an arbitrator.  Within fifteen (15) days after the Outside Agreement Date, Landlord and Tenant shall each appoint one arbitrator and notify the other party of the arbitrator’s name and business address.  Within ten (10) days after the appointment of the second arbitrator, the two (2) arbitrators shall decide whether the parties will use Landlord’s or Tenant’s submitted Fair Market Rental Rate and shall notify Landlord and Tenant of their decision.  If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) days after the Outside Agreement Date, the arbitrator timely appointed by one of them shall reach a decision and notify Landlord and Tenant of that decision within thirty (30) days after the arbitrator’s appointment.  If each party appoints an arbitrator in a timely manner, but the two (2) arbitrators either fail to agree on whether the Landlord’s or Tenant’s submitted Fair Market Rental Rate is closest to the actual Fair Market Rental Rate, or one (1) arbitrator’s actual determination of the Fair Market Rental Rate varies from the other arbitrator’s actual determination of the Fair Market Rental Rate by greater than five percent (5%), then the two (2) arbitrators shall immediately appoint a third arbitrator (who shall be qualified under the same criteria set forth above for qualification of the initial two (2) arbitrators) and provide notice to Landlord and Tenant of the third arbitrator’s name and business address.  Provided, however, if the arbitrators’ respective determinations of the actual Fair Market Rental Rate vary by five percent (5%) or less, then the Actual Fair Market Rental Rate shall be determined by taking the average of the two (2) determinations.  Within twenty (20) days after the appointment of the third arbitrator, the third arbitrator’s determination shall be limited solely to the determination of which of the prior two (2) arbitrators’ determinations is the closest to the actual Fair Market Rental Rate as determined by the third arbitrator, taking into account the requirements of subsection (b) above.  If the third arbitrator is unable or unwilling to select one (1) of the two (2) prior determinations, the arbitrator(s) shall be dismissed without delay and the issue of the Fair Market Rental Rate shall be submitted to arbitration in Santa Barbara, California, under the commercial arbitration rules then existing of JAMS or its successor, subject to the provisions of this Exhibit G.  If both Landlord and Tenant fail to appoint an arbitrator in a timely manner, or if the two (2) arbitrators appointed by Landlord and Tenant fail to appoint a third arbitrator, the Fair Market Rental Rate shall be submitted to arbitration in Santa Barbara, California, under the commercial arbitration rules then existing of JAMS or its successor, subject to the provisions of this Exhibit G.  The arbitrator’s decision shall be binding on Landlord and Tenant.  The cost of any arbitration required herein shall be paid by the losing party.

(e)                         The Minimum Monthly Rent for the option term, established as provided above, shall be adjusted annually in accordance with Section E.2 of the Basic Provisions of the Lease and set forth in a written amendment to Lease executed by the parties.

4.                                    Options Personal

The Option granted to Tenant in this Lease is personal to Tenant and any Permitted Transferee and may not be exercised or be assigned voluntarily or involuntarily by or to any person or entity than Tenant or a Permitted Transferee.  The Option herein granted to Tenant is not assignable separate or apart from this Lease.

END OF EXHIBIT G

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G-2

CASTILIAN TECHNICAL CENTER

SIGNAGE CRITERIA- EXHIBIT I

TENANT IDENTIFICATION-FRONT AND BACK DOOR SIGNAGE

THE TENANT SHALL BE REQUIRED TO SUBMIT DUPLICATE SCALED DRAWINGS OF THEIR SIGN DESIGN FOR APPROVAL BY THE LANDLORD PRIOR TO PERMIT APPLICATION, FABRICATION AND INSTALLATION.

A-DESIGN AND FABRICATION:

BUSINESS IDENTIFICATION EXTERIOR WALL-MOUNT:

1) One sign of Individual plastic injection molded or plox faced foam letters shall be allowed per Tenant.

2) One line of copy/lettering shall be allowed per sign: variance for more than one line of copy/lettering shall require the Landlord’s prior written approval.

3) With one line of copy/lettering, maximum letter height shall not exceed 15”, minimum letter height shall be 12”.

4) With two lines of copy/lettering, the letter height of the first line shall be as described in A-3, the letter height of the second line shall be 5”.

5) Overall signage length shall not exceed 7596 of the designated sign band width.

6) The use of loges shall be only in conjunction with the Individual letters and shall be Included in the designated sign bond area.

7) Written logo requests shall be considered on an Individual basis; only copyright secured or trademark registered logos shall be approved by the Landlord.

8) Individual letter style/font shall be per Tenant’s selection, shall be fabricated of plastic injection molded or plox faced foam, and shall require Landlord’s prior written approval.

9) The signage color shall be black any variation shall require the Landlord’s prior written approval.

10) All edges of the Tenant signage shall be finished the same color as the faces.

FRONT GLASS DOORS and REAR PASSAGE DOORS:

1) Only Tenant’s name and building suite identification shall be allowed on the doors or adjacent glass panels.

2) The use of logos shall be only in conjunction with the Tenant identification and must be approved in writing by the Landlord on an individual basis.

3) The material for main entry glass door application of business identification shall be hand painted, gold fall or die-cut vinyl.

4) The material for application of tenant identification on rear passage doors shall be die-cut vinyl.

5) The Tenant identification shall not exceed 4” In height.

6) It one line of copy/lettering is used letter height shall not exceed 4” and the brush stroke shall not exceed 1”.

7) If two lines of copy/lettering are used letter heights shall be configured to not exceed 4” In total height, Including 1/2” space between lines.

8) A maximum of two lines of copy/lettering shall be allowed.

9) The letter style may be varied per Individual Tenant’s selection, with Landlord’s prior written approval.

10) The letter color may be varied per Individual Tenant’s selection and shall require the Landlord’s prior written approval.

B-INSTALLATION:

BUSINESS INDENTIFICATION EXTERIOR WAL -MOUNT:

1) Installation of the Individual lettering of the Tenant’s signage shall be with silicone adhesive or equivalent by giving directly to the building.

2) All signage, Including any approved logo, shall be Installed within the designated sign band area, using a template for proper placement.

3) Multi-tenant building Tenants shall Install their business identification lettering within the designated sign band area justified left or right, depending on the location of their loaned space in the building.

4) Single building tenants shall be allowed to Install their signage centered within the designated sign bond area.

5) The Tenant is responsible for the installation and maintenance of all its signage.

6) The Tenant shall be responsible for the repair of any damage to building caused by Installation, maintenance or removal of its signs.

7) The Tenant shall be responsible for the removal of its signs prior to vacating the promises, including restoration of the surface to its the original condition.

8) No blinking, flashing, moving or noon style signage shall be allowed.

FRONT GLASS DOORS and REAR PASSAGE DOORS:

1) The bottom of the Tenant’s identification copy/lettering shall be installed 5’ from the bottom of the door and must be centered on the door.

2) The Tenant’s identification copy/lettering shall occupy no more than 75% of the width of the door.

3) The Tenant’s identification copy/lettering shall be hand pointed, gold roll or die-cut vinyl lettering, and shall be applied on the inside of a glass door or adjacent glass panel and outside a solid door.

THE TENANT SHALL BE RESPONSIBLE FOR ALL ADA REQUIRED SIGNAGE WITHIN THEIR PREMISES.

ONLY C-45 LICENSED SIGN CONTRACTORS SHALL BE ALLOWED TO FABRICATE AND INSTALL CASTILIAN TECHNICAL CENTER SIGNAGE.

ALL EXTERIOR SIGNAGE IS SUBJECT TO APPROVAL BY THE COUNTY OF SANTA BARBARA, AND MUST HAVE A SIGN PERMIT FROM THE COUNTY OF SANTA BARBARA PRIOR TO INSTALLATION.

A COPY OF THE APPROVED SIGN PERMIT MUST BE SUBMITTED TO THE LANDLORD PRIOR TO INSTALLATION.

PLEASE have your sign manufacturer submit the two copies of scaled drawings for approval to THE TOWBES GROUP, INC., 21 East Victoria, Suite 200, Santa Barbara, CA 93101

END OF EXHIBIT I

INITIAL

EXHIBIT K

SUPPLEMENTAL TERMS AND CONDITIONS

THESE SUPPLEMENTAL TERMS AND CONDITIONS constitute an integral part of this Lease to which they are attached.  Any other provisions of this Lease shall be resolved in favor of these Supplemental Terms and Conditions.

K.1        Right of First Offer

Tenant shall have a one-time Right of First Offer during the initial Term and the exercised Renewal Term, to lease the unit adjacent to the Premises known as Suite 103 consisting of approximately 1,705 square feet of rentable space (the “Available Space”) as shown in the attached Exhibit K-1 attached hereto.  The Right of First Offer shall terminate in the event Tenant assigns the Lease or subleases more than fifty percent (50%) of the Premises to any party other than a Permitted Transferee.  Tenant’s Right of First offer is exercisable by Tenant upon the notice to Tenant by Landlord (the “Availability Notice”) of the availability of the Available Space.  The Availability Notice shall set forth the date that the Available Space is available for lease by Tenant (the “Availability Date”) which date shall not be earlier than thirty (30) days or later than one hundred twenty (120) days following the date the Availability Notice is delivered to Tenant and the economic terms and conditions including base rent and any increases and any concessions and tenant improvement allowances the Landlord is willing to accept from a third party (the “Offered Terms”). Tenant shall have ten (10) business days from the Availability Notice to exercise its Right of First Offer to lease the Available Space by written notice to Landlord, whereupon the parties shall within ten (10) business days thereafter enter into a mutually acceptable amendment incorporating the Available Space into the Premises on the same terms and conditions as contained in the Lease except to the extent modified by the Offered Terms.   If the Tenant does not exercise its Right of First Offer within the time frames set herein and Landlord negotiates with a third party a lease of the Available Space on terms which are more favorable to Tenant than the Offered Terms, Landlord shall offer to lease the Available Space to Tenant on those new terms (the “Second Offered Terms”) by giving Tenant written notice (the “Second Availability Notice”).  Tenant shall have five (5) business days from receipt of the Second Availability Notice to accept the Second Offered Terms.  If Tenant fails to accept the Second Offered Terms within such time period, or rejects the Second Offered Terms in writing, Landlord shall be free to lease the Available Space to the third party upon the terms contained in the Second Availability Notice.  If Tenant accepts the Second Offered Terms, then Landlord and Tenant shall  within ten (10) business days thereafter enter into a mutually acceptable amendment incorporating the Available Space into the Premises on the same terms and conditions as contained in the Lease except to the extent modified by the Second Offered Terms.  The process for reoffering the Available Space to Tenant as provided herein, shall continue so long as the terms last offered to a third party are more favorable than the terms last offered to the Tenant.

END OF EXHIBIT K

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K-1

EXHIBIT L

TENANT ESTOPPEL CERTIFICATE

To:	(“Bank”)

Ann:
Re: Lease Dated:
Current Landlord:
Current Tenant:
Square Feet: Approximately:
Floor(s):
Located at:

(“Tenant”) hereby certifies that as of                                              , 20    :

1.                                     Tenant is the present owner and holder of the tenant’s interest under the lease described above, as it may be amended to date (the “Lease”) with                                Landlord. (who is called “Borrower” for the purposes of this Certificate). (USE THE NEXT SENTENCE IF THE LANDLORD OR TENANT NAMED IN THE LEASE IS A PREDECESSOR TO THE CURRENT LANDLORD OR TENANT.) [The original landlord under the Lease was                                               , and the original tenant under the Lease was                                     .] The Lease covers the premises commonly known as                                                 (the “Premises”) in the building (the “Building”) at the address set forth above.

(CHOOSE ONE OF THE FOLLOWING SECTION 2(a)S BELOW)

[2.                                 (a)                                 A true, correct and complete copy of the Lease (including all modifications, amendments, supplements, side letters, addenda and riders of and to it) is attached to this Certificate’ as Exhibit A.]

[3.                                 (a)                                 The attached Exhibit A accurately identifies the Lease and all modifications, amendments, supplements, side letters, addenda and riders of and to it.]

(b)                                (IF APPLICABLE) [The Lease provides that in addition to the Premises. Tenant has the right to use or rent                              assigned/unassigned] parking spaces near the Building or in the garage portion of the building during the term of the Lease.

(c)                                 The term of the Lease commenced on                              , 20     and will expire on                        ,20     including any presently exercised option or renewal term. (CHOOSE ONE OF THE FOLLOWING TWO SENTENCES.) [Tenant has no option or right to renew, extend or cancel the Lease, or to lease additional space in the Premises or Building, or to use any parking (IF APPLICABLE) [other than that specified in Section 2(b) above].] [Except as specified in Paragraph(s)                           of the Lease (copy attached). Tenant has no option or right to renew, extend or cancel the Lease, or to lease additional space in the Premises or Building, or to use any parking (IF APPLICABLE) [other than that specified in Section 2(b) above].]

(CHOOSE ONE OF THE FOLLOWING SECTION 2(d)s)

[(d)                            Tenant has no option or preferential right to purchase all or any part of the Premises (or the land of which the Premises are a part). Tenant has no right or interest with respect to the Premises or the Building other than as Tenant under the Lease.]

[(d)                            Except as specified in Paragraph(s)                                the Lease (copy attached).Tenant has no option or preferential right to purchase all or any part of the Premises (or the land of which the Premises are a part). Except for the foregoing, Tenant has no right or interest with respect to the Premises or the Building other than as Tenant under the Lease.]

(e)                                 The annual minimum rent currently payable under the Lease is $                        and such rent has been paid through                    , 20   . (IF APPLICABLE) [The annual percentage rent currently payable under the Lease is at the rate of                          such rent has been paid through                             , 20     .]

(f)                                   (IF APPLICABLE) [Additional rent is payable under the Lease for (i) operating, maintenance or repair expenses. (ii) property taxes, (iii) consumer price index cost of living adjustments, or (iv) percentage or gross sales adjustments (i.e., adjustments mode based on underpayments of percentage rent). Such additional rent has been paid in accordance with Borrower’s rendered bills through                            , 199    . The base year amounts for additional rental items are as follows: (1) operating, maintenance or repair expenses $                    , (2) property taxes $                      , and (3) consumer price index                          (please indicate base year CPI level).]

(g)                                Tenant has made no agreement with Borrower or any agent, representative or employee of Borrower concerning free rent, partial rent rebate of rental payments or any other similar rent concession (IF APPLICABLE) [except as expressly set forth in Paragraph(s)               of the Lease (copy attached)].

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L-1

(h)                                 Borrower currently holds a security deposits in the amount of $                  which is to be applied by Borrower or retuned to Tenant in accordance with Paragraph(s)            of the Lease. Tenant acknowledges and agrees that Bank shall have no responsibility or liability for any security deposits, except to the extent that any security deposit shall have been actually received by Bank.

3.                                     (a)                                 The Lease constitutes the entire agreement between Tenant and Borrower with respect to the Premises, has not been modified changed, altered or amended and is in full force and effect in the form (CHOOSE ONE) [attached as/described in] Exhibit A. There are no other agreements, written or oral, which affect Tenant’s occupancy of the Premises.

(b)                                All insurance required of Tenant under the Lease has been provided by Tenant and all premiums have been paid.

(c)                                 To the best knowledge of Tenant, no party is in default under the Lease. To the best knowledge of Tenant, no event has occurred which, with the giving of notice or passage of time, or both, would constitute such a default.

(d)                                The interest of Tenant in the Lease has not been assigned or encumbered. Tenant is not entitled to any credit against any rent or other charge or rent concession under the Lease except as set forth in the Lease. No rents payments have been made more than one month in advance.

4.                                     All contributions required to be paid by Borrower to date for improvements to the Premises have been paid in full and all of Borrower’s obligations with respect to tenant improvements have been fully performed. Tenant has accepted the Premises, subject to no conditions other than those set forth in the Lease.

5.                                     Neither Tenant nor any guarantor of Tenant’s obligations under the Lease is the subject of any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships.

6.                                     (a)                                 As used here, “Hazardous Substance” means any substance, material or waste (including petroleum and petroleum products) which is designated, classified or regulated as being “toxic” or “hazardous” or a “pollutant” or which is similarly designated, classified or regulated, under any federal, state or local law, regulation or ordinance.

(b)                                Tenant represents and warrants that it has not used, generated, released, discharged, stored or disposed of any Hazardous Substances on, under, in or about the Building or the land on which the Building is located (IF APPLICABLE) [, other than Hazardous Substances used in the ordinary and commercially reasonable course of Tenant’s business in compliance with all applicable laws]. (IF APPLICABLE) [Except for such commercially reasonable use by Tenant,] Tenant has no actual knowledge that any Hazardous Substance is present, or has been used, generated, released, discharged, stored or disposed of by any party, on, under, in or about such Building or land.

7.                                     Tenant hereby acknowledges that Borrower  (CHOOSE ONE)  [intends to encumber/has encumbered] the property containing the Premises with a Deed of Trust in favor of Bank. Tenant acknowledges the right of Borrower, Bank and any and all of Borrower’s present and future lenders to rely upon the statements and representations of Tenant contained in this Certificate and further acknowledges that any loan secured by any such Deed of Trust or further deeds of trust will be made and entered into in material reliance on this Certificate.

8.                                     Tenant hereby agrees to furnish Bank with such other and further estoppel as Bank may reasonably request.

By:

Name:

Title:

END OF EXHIBIT L

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L-2

EXHIBIT M

COMMENCEMENT DATE MEMORANDUM

With respect to that certain lease (“Lease”) dated                  , 20     , between                     (“Tenant”), and Nassau Land Company, L.P. a California Limited Partnership (“Landlord”), whereby Landlord leased to Tenant and Tenant leased from Landlord approximately                    rentable square feet of the building located at                                                                 (“Premises”), Tenant hereby acknowledges and certifies to Landlord as follows:

(1)                        Landlord delivered possession of the Premises to Tenant in a completed condition on

(“Possession Date”);

(2)          The Lease commenced on

(“Commencement Date”);

(3)          The Premises contains approximately                 square feet of space; and

(4)          Tenant has accepted and is currently in possession of the Premises and the Premises are acceptable for Tenant’s use.

IN WITNESS WHEREOF, this Commencement Date Memorandum is executed this       day of                             .

“Tenant”
[ ]

By:
Its:

By:
Its:

EXHIBIT N

EXCLUSIVE AND PROHIBITED USES

In addition to uses otherwise prohibited by the Lease to which this Exhibit is attached, and any use which would conflict of any zoning, restriction, county or municipal ordinance or other laws or regulations,

The following types of operations and activities are expressly prohibited on the Premises:

1. automobile/truck maintenance, repair or fueling;

2. battery manufacturing or reclamation;

3. ceramics and jewelry manufacturing or finishing;

4. chemical (organic or inorganic) storage, use or manufacturing

5. drum recycling;

6. dry cleaning;

7. electronic components manufacturing;

8. electroplating and metal finishing;

9. explosives manufacturing, use or storage;

10. hazardous waste treatment, storage, or disposal;

11. leather production, tanning or finishing;

12. machinery and tool manufacturing;

13. medical equipment manufacturing and hospitals;

14. metal shredding, recycling or reclamation;

15. metal smelting and refining;

16. mining;

17. paint, pigment and coating operations;

18. petroleum refining;

19. plastic and synthetic materials manufacturing;

20. solvent reclamation;

21. tire and rubber manufacturing;

22. above- and/or underground storage tanks; and

23. residential use or occupancy.

END OF EXHIBIT N

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N-1

EXHIBIT P

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

Attention:

(Space Above For Recorder’s Use)

SUBORDINATION, NONDISTURBANCE

AND ATTORNMENT AGREEMENT

This SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (“Agreement”), dated as of                       , 20    , executed by                              (“Tenant”), and                                     , a                                 (“Landlord”), in favor of                                , a                            , as Agent (“Lender”), is entered into with reference to the following facts:

A.         Tenant is presently leasing certain premises (the “Premises”) comprising a portion of the real property (the “Property”) described in Exhibit A, attached hereto and incorporated herein by this reference, pursuant to a lease (as modified from time to time, the “Lease”) dated                    20     , between Tenant and Landlord.

B.         Lender has made or agreed to make a loan or loans to Landlord (the “Loan”) and, in connection therewith, Landlord has executed a deed of trust (as modified from time to time, the “Deed of Trust”) and an assignment of leases (the “Assignment of Leases”), assigning to Lender Landlord’s interests in the Property, including Landlord’s interests as landlord under the Lease.

IN CONSIDERATION OF THE FOREGOING, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Tenant and Landlord hereby agree as follows:

A G R E E M E N T

1.                                    Certifications by Tenant, Tenant hereby certifies to Lender as follows:

1.1                                                                               The Lease is in full force and effect, Tenant is presently occupying the Premises pursuant thereto, and Tenant has not transferred its interests in the Lease or agreed to do so.

1.2                                                                               A true and complete copy of the Lease, together with all amendments, supplements and other modifications thereto (oral or written), has been delivered to Lender by Tenant prior to the execution of this Agreement,                         is attached hereto as Exhibit B.

1.3                                                                               No rent or other amount has been prepaid under the Lease, except as follows (if none, state “None”):

1.4                                                                               No deposit of any nature has been made in connection with the Lease (other than deposits the nature and amount of which are expressly described in the Lease), except as follows (if none, state “None”):

1.5                                                                               Tenant is currently paying base rent under the Lease in the amount of $                        per month. Tenant’s estimated share of common area charges, insurance, real estate taxes and administrative and overhead charges is currently being paid at the rate of $                      per month. Tenant has paid a total of $                      of percentage rent for the 12-month period ending                         , 20       .

1.6                                                                               The Lease is the only agreement between Landlord and Tenant with respect to the Premises, and Tenant claims no rights with respect to the Premises or the Property other than those set forth in the Lease, except as follows (if none, state “None”)

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1.7                                                                               To the best of Tenant’s knowledge, there are no existing defenses or offsets against amounts due or to become due to Landlord under the Lease, and there are no existing uncured defaults by Landlord under the Lease, nor has any event occurred which, with the passage of time or the giving of notice or both, would constitute such a default, except as follows (if none, state “None”):

                                                                                                                                                                                                 .

1.8                                                                               Landlord has performed all of its obligations to Tenant with respect to the construction of improvements; Landlord has offered no free rent period, building allowance or similar concession(s) to induce Tenant to enter into the Lease except as set forth in the Lease; and Landlord has no other obligations to Tenant in connection with the Lease, matured or not yet matured, except as set forth in the Lease.

1.9                                                                               To the best of Tenant’s knowledge, no circumstance presently exists, and no event has occurred, that would prevent the Lease from becoming effective or would entitle Tenant to terminate the Lease.

2.                                     Consent to Assignment. Tenant understands that Landlord has assigned or will assign the Lease to Lender in connection with the Loan, and Tenant hereby consents to such assignment. Tenant is not aware of any prior assignment of the Lease by Landlord, except as follows (if none, state “None”):

                                                                                                                                                                                                 .

3.                                     No Modification of Lease; Lender Consents. Tenant shall not, without Lender’s prior written consent, (a) amend, supplement, terminate (except to the extent permitted under Section 4, below) or otherwise modify the Lease; or (b) accept (and/or act in reliance on) the release, relinquishment or waiver by Landlord of any right with respect to the Lease. Any such termination, modification, acceptance or other action taken without such prior consent shall, at Lender’s option, be void. Without limiting the generality of the foregoing, (i) any assignment or subletting by Tenant (or by any assignee or subtenant) which requires Landlord’s consent shall also require Lender’s consent, which consent shall not be unreasonably withheld and shall, at Lender’s option, be void if such consent is not obtained, and (ii) any alteration to the Premises which requires Landlord’s consent shall also require Lender’s consent, which consent shall not be unreasonably withheld. Tenant shall not pay any rent or other amount due to Landlord under the Lease more than 10 days in advance of the due date.

4.                                     Lender Cure Rights. Tenant shall not exercise any termination remedy upon a default by Landlord with respect to the Lease unless Tenant has first given Lender written notice of such default (at the address shown below or any other address hereafter supplied to Tenant by Lender) and such default is not cured within 30 days thereafter; provided that, if such default is non monetary, is curable by Lender, and (a) is of such a nature that it cannot reasonably be cured Within 30 days or (b) the cure thereof by Lender requires Lender to have possession of the Property, then in either such event Tenant shall not exercise any termination remedy so long as Lender is diligently taking all steps required for Lender to cure the default (including pursuit of possession of the Property, to the extent required).

ADDRESS FOR NOTICES TO LENDER:

Attention:

with a copy to:

Attention:

5.                                     Payments to Lender. Tenant shall make all payments under the Lease to Lender upon receiving a direction to pay from Lender, and shall comply with any such direction to pay without determining whether any default exists with respect to the Loan.

6.                                     Agreements by Landlord. Landlord hereby agrees as follows:

6.1                               Tenant shall have no liability to Landlord for any amount otherwise owing to Landlord under the Lease in the event that (a) Tenant receives a written demand from Lender to pay such amount to Lender and (b) Tenant thereafter pays such amount to Lender.

6.2                               Tenant shall be entitled to assume that any such demand by Lender is valid and shall be under no obligation, and shall have no right, to inquire as to its validity, nor shall any claim by Landlord that such demand is invalid affect Tenant’s right and obligation to pay all amounts demanded to Lender and thereupon be discharged of Tenant’s obligation to pay such amounts to Landlord.

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7.                                     Subordination. All of Tenant’s rights and interests with respect to the Premises and the Property under the Lease and all related documents (including, without limitation, any options to purchase and rights of first offer and first refusal) are and shall remain subject and subordinate to Lender’s rights and interests in the Property under the Deed of Trust, the Assignment of Leases and all related loan and security documents, and to all amendments, supplements and other modifications now or hereafter executed with respect thereto, including without limitation modifications that substantially increase the obligations to Lender to which Tenant’s interests are subordinated. Without limiting the generality of the foregoing, the provisions of the above-described loan and security documents shall prevail over any inconsistent provisions of the Lease relating to the disposition of insurance and condemnation awards.

8.                                     Nondisturbance and Attornment. In the event of any judicial or nonjudicial foreclosure of the Deed of Trust or transfer by deed in lieu thereof, the Lease shall not terminate, nor shall Tenant’s rights thereunder be disturbed, except in accordance with the terms of the Lease or any amendment or other applicable agreement executed by Tenant with respect thereto; provided, however, that the transferee of Landlord’s interests pursuant to such foreclosure or other transfer shall not be (a) liable for any act or omission of any prior landlord under the Lease (including, without limitation, the breach of any representation or warranty made by any prior landlord unless such breach is caused by such transferee), (b) obligated to cure any default of any prior landlord under the Lease (other than nonmonetary default that remain uncured at the time of foreclosure)1 (c) subject to any offsets or defenses which Tenant is entitled to assert against any prior landlord under the Lease, (d) bound by any payment of any amount owing under the Lease to any prior landlord which was made more than 10 days prior to the date due, (e) bound by any amendment or other modification to the Lease which was made subsequent to the date of this Agreement without the prior written consent of Lender (which shall not be unreasonably withheld) and which could adversely affect the landlord’s interests, or (f) liable for the return to Tenant of any security or other deposit paid by Tenant to any prior landlord under the Lease except to the extent that such transferee actually receives such deposit. ‘Tenant shall attorn to and accept any such transferee as the landlord under the Lease for the unexpired balance of the Lease term; and shall execute any document reasonably requested by such transferee to evidence such attornment. Tenant shall not be named in any foreclosure action related to the Deed of Trust.

9.                                     Further Assurances. Each party hereto shall execute, acknowledge and deliver to each other party all documents, and shall take all actions reasonably required by such other party from time to time to confirm or effect the matters set forth herein, or otherwise to carry out the purposes of this Agreement.

10.                              Reference and Arbitration.

10.1                        Mandatory Arbitration. Any controversy or claim between or among the parties that arises from or relates to this Agreement (including any controversy or claim based on or arising from an alleged tort) shall at the request of any party be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement and under the Commercial Rules of the AAA. The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

10.2                        Real Property Collateral. Notwithstanding the provisions of Section 10.1, no controversy or claim shall be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, such controversy or claim arises from or relates to an obligation that is secured by real property collateral. If all parties do not consent to submission of such a controversy or claim to arbitration, the controversy or claim shall be determined by a referee in accordance with California Code of Civil Procedure Sections 638 et seq. The parties shall designate to the court a referee or referees selected under the auspices of the American Arbitration Association (“AAA”) in the same manner as arbitrators are selected in AAA-sponsored proceedings. The presiding referee of the panel, or the referee if there is a single referee, shall be an active attorney or retired judge. Judgment upon the award rendered by such referee or referees shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

10.3                        Provisional Remedies, Self-Help and Foreclosure. No provision of this Section 10 shall limit the right of any party to this Agreement to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies (including provisional remedies such as claim and delivery and ancillary remedies such as the issuance of temporary restraining orders and preliminary injunctions pending submission of any action or cause of action to judicial reference or arbitration as otherwise required hereunder) from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of any party to resort to arbitration or reference.

11.                              Attorneys’ Fees. In the event that any litigation, reference or arbitration shall be commenced concerning this Agreement, the party prevailing in such proceeding shall be entitled to recover, in addition to such other relief as may be granted, its reasonable costs and expenses, including, without

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limitation, reasonable attorneys’ fees and costs (including the allocated costs for in-house counsel), whether or not taxable, as awarded by a court of competent jurisdiction, referee or arbitrator.

12.                              Reliance by Lender. Tenant understands that Lender will rely upon this Agreement in making the Loan and/or in entering into certain agreements and/or granting certain consents in connection therewith. Notice of acceptance of this Agreement by Lender is waived.

13.                              Miscellaneous. This Agreement shall bind, and shall inure to the benefit of, the successors and assigns of the parties. This document may be executed in counterparts with the same force and effect as if the parties had executed one instrument, and each such counterpart shall constitute an original hereof. This Agreement shall be governed by the laws of the State of California.

IN WITNESS WHEREOF, Tenant and Landlord have caused this Agreement to be duly executed as of the date first written above.

“Tenant”

a
By:
Name:
Its:
Date:

“Landlord”

a
Landlord consents to, and agrees to be bound by, the	By:
provisions of Sections 4 through 13, inclusive, of the	Name:
foregoing Agreement.	Its:
Date:

“Lender”

a
By:
Name:
Its:
Date:

END OF EXHIBIT P

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